Exhibit 10.24

CONSTRUCTION LOAN AGREEMENT

THIS CONSTRUCTION LOAN AGREEMENT (this "Agreement") is made as of the 23rd day of November, 2015, by and between SeD MARYLAND DEVELOPMENT, LLC, a Delaware limited liability company (the "Borrower"), and THE BANK OF HAMPTON ROADS, a Virginia banking corporation, its successors and assigns, (the "Lender").

RECITALS

The Borrower has applied to the Lender for a land development loan in an original principal amount not to exceed at any one time outstanding the sum of US$8,000,000 (as the same may be modified, amended, extended or renewed from time to time, the "Land Development Loan") and a letter of credit facility in the aggregate stated amount of US$800,000 (as the same may be modified, amended, extended or renewed from time to time, the "Letter of Credit Facility"; such Land Development Loan and Letter of Credit Facility, as the same may be modified, amended, extended or renewed from time to time, being hereinafter sometimes referred to collectively as the "Loan") to finance the first stage of the development by the Borrower of certain property located in Frederick County, Maryland that will serve as security for the Loan into a residential subdivision to be known as "Ballenger Run" containing two hundred seventy-six (276) single-family building lots (individually, a "Lot" and collectively, the "Lots") and other building parcels (individually, a "Parcel" and collectively, the "Parcels") by clearing and grading and the installation of, among other things, sediment control, electric lines, communication lines, water and sewer lines, sidewalks, curbs and paved roads. The Lender has agreed to make the Loan to the Borrower on the terms and conditions set forth in this Agreement and in the other documents evidencing and securing the Loan.

AGREEMENTS

Now, therefore, in consideration of the premises, and in further consideration of the mutual covenants and agreements herein set forth and of the sum of Ten Dollars (US$10.00) paid by each party to the other, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

Article I
General Information.

Section 1.1
Conditions to Closing. The conditions precedent to closing the Loan and the making by the Lender of the initial advance thereunder are set forth in the Closing Checklist.

Section 1.2
Schedules. The Schedules attached to this Agreement are incorporated herein and made a part hereof.

Section 1.3
Defined Terms. Capitalized terms in this Agreement shall have the meanings ascribed to such terms in the Preamble hereto and in Schedule 1.

Article II
Advances of the Loan.

Section 2.1
The Loan. The Borrower agrees to borrow the Loan from the Lender, and the Lender agrees to lend the Loan to the Borrower, subject to the terms and conditions herein set forth, in incremental advances. Interest shall accrue and be payable in arrears only on sums advanced hereunder for the period of time outstanding. The Land Development Loan shall be a revolving line of credit. Accordingly, as more particularly set forth herein, the Borrower shall have the right to borrow, repay and reborrow, from time to time, the principal amount of the Land Development Loan, on the condition that (a) no Event of Default shall then exist, (b) the unpaid principal balance outstanding under the Land Development Loan at any one time does not exceed the original principal amount of the Revolving Note, and (c) all additional conditions as set forth in this Agreement and each of the other Loan Documents have been satisfied and/or waived. Notwithstanding anything contained herein to the contrary, however, in no event shall the aggregate amount advanced under the Land Development Loan exceed the Cumulative Loan Advance Limit. The Letter of Credit Facility is not a revolving loan; amounts advanced and repaid may not be re-borrowed.

Section 2.2
Purpose; Reallocation; Revenues from Property. The Loan shall be advanced by the Lender in accordance with the terms of this Agreement to pay those expenses related to the Loan and the Property that are described in the Budget, but not, in the aggregate with respect to any line item set forth in the Budget, in excess of the amount of the Loan to be disbursed for such line item, as set forth in the Budget. The Borrower will receive each advance in trust for the purpose of paying only those costs for which the advance is made and will utilize the funds advanced for no other purpose. With the prior approval of the Lender, any cost savings, actual or estimated, affecting any approved line item within the Budget, other than the interest reserve, may be reallocated by the Borrower to the contingency reserve or to such other line item within the Budget as may be reasonably approved by the Lender. Upon completion of the Improvements and the payment of all costs in connection therewith, any undisbursed proceeds of the Loan shall be allocated to such other line item as the Lender shall approve. Each request to reallocate funds from the contingency reserve shall be subject to approval by the Lender as to the amount and purpose for which such reallocation of funds will be used; provided, however, that the Borrower shall have the right, in its discretion, to reallocate up to $500,000 of the contingency reserve, plus the amount of any confirmed cost savings in other line items in the Budget, to pay demonstrated cost overruns in other approved line items within the Budget without the prior written consent of the Lender. If and when revenues are derived from the Property in amounts sufficient to pay all or any portion of the operating expenses of the Property or all or any portion of the interest on the Loan, such revenues will be used to pay such expenses and/or interest, and the Lender, at its sole option, may restrict or prohibit future disbursements of the Loan for the payment of interest and/or such operating expenses to the extent that revenues are sufficient to pay such amounts.

Section 2.3
Draw Requests. Advances shall be made not more frequently than monthly based on draw requests signed by an Authorized Signer in the form attached hereto as Schedule 2 or in another form reasonably approved by the Lender (including any form on an electronic platform or electronic transmission system). Each draw request for hard costs shall be set forth on AIA Forms G702 and G703 or another form reasonably approved by the Lender, and shall be reviewed by the Construction Inspector, signed by the applicable Contractor or Contractors and, if requested by the Lender, approved by the Engineer. Draw requests for hard costs shall show the percentage of Completion of Construction and shall set forth in trade breakdown form and in such detail as may be reasonably required by the Lender the amounts expended and/or costs incurred for work done and materials incorporated in the Improvements. Retainage will be withheld and released in accordance with the terms of Schedule 5. Each draw request shall be supported by such information and documentation (such as paid receipts, invoices, statements of accounts, lien releases, etc.) as the Lender may reasonably require to assure that amounts requested are to be used to reimburse the Borrower for costs previously paid by the Borrower or to pay costs incurred by the Borrower that are to be paid from proceeds of the Loan, as set forth in the Budget. The Lender shall have a period of ten (10) Banking Days within which to fund each approved requisition.

Section 2.4
Additional Terms Regarding Advances; Required Equity. Advances of the Loan shall also be subject to the terms and conditions set forth in Schedule 5. The Borrower shall be responsible for the payment of all costs and expenses not otherwise payable with the proceeds of the Loan. During the term of the Loan, the Borrower shall provide to the Lender satisfactory evidence of the payment of all required equity, as and when the same shall be due in accordance with the terms of this Agreement.

Section 2.5
Liability of Lender. The Lender shall in no event be responsible or liable to any Person other than the Borrower for the disbursement of or failure to disburse the Loan proceeds or any part thereof and neither the Construction Inspector nor any Contractor, subcontractor, laborer or material supplier shall have any right or claim against the Lender under this Agreement or the other Loan Documents.

Section 2.6
Letters of Credit. All Letters of Credit, if any, issued under the Loan, and drawings thereunder, shall be subject to the terms and conditions of Schedule 6.

Article III
Representations and Warranties.

The Borrower makes the following representations and warranties to the Lender as of the date hereof and as of the date of each advance hereunder:

Section 3.1
Organization, Power and Authority of the Borrower; Loan Documents. The Borrower (a) is a limited liability company duly organized, existing and in good standing under the Laws of the State of Delaware and is duly qualified to do business and in good standing in the State of Maryland and in any other state where the nature of the Borrower's business or property requires it to be qualified to do business, and (b) has the power, authority and legal right to own its property and carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents. The Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower, and the execution and delivery of, and the carrying out of the transactions contemplated by, such Loan Documents, and the performance and observance of the terms and conditions thereof, have been duly authorized by all necessary organizational action by and on behalf of the Borrower. The Loan Documents to which the Borrower is a party constitute the valid and legally binding obligations of the Borrower and are fully enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by Laws generally affecting the enforcement of creditors' rights and the application of equitable principles.

Section 3.2
Other Documents; Laws. The execution and performance of the Loan Documents to which the Borrower is a party and the consummation of the transactions contemplated thereby will not conflict with, result in any breach of, or constitute a default under, the organizational documents of the Borrower, or any contract, agreement, document or other instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected, and such actions do not and will not violate or contravene any Law to which the Borrower is subject. Such actions do not and will not violate or contravene any Law to which the Borrower, the Property, or any tenant under any Lease is subject, including the Controlled Substances Act.

Section 3.3
Taxes. The Borrower has filed all federal, state, county and municipal tax returns required to have been filed by the Borrower and has paid all Taxes which have become due pursuant to such returns or pursuant to any tax assessments received by the Borrower.

Section 3.4
Legal Actions. There are no Claims or investigations by or before any court or Governmental Authority, pending, or to the best of the Borrower's knowledge and belief, threatened against or affecting the Borrower, the Borrower's business or the Property. The Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority affecting the Borrower or the Property.

Section 3.5
Nature of Loan. The Borrower is a business or commercial organization. The Loan is being obtained solely for business or investment purposes, and will not be used for personal, family, household or agricultural purposes.

Section 3.6
Trade Names. The Borrower conducts its business solely under the name set forth in the Preamble to this Agreement and makes use of no trade names in connection therewith, unless such trade names have been previously disclosed to the Lender in writing.

Section 3.7
Financial Statements. The financial statements heretofore delivered by the Borrower and the Guarantor to the Lender are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof.

Section 3.8
No Material Adverse Change. No material adverse change has occurred in the financial conditions reflected in the financial statements of the Borrower and the Guarantor since the respective dates of such statements, and no material additional liabilities have been incurred by the Borrower or the Guarantor since the dates of such statements other than the borrowings contemplated herein or as approved in writing by the Lender.

Section 3.9
ERISA and Prohibited Transactions. As of the date hereof and throughout the term of the Loan: (a) the Borrower is not and will not be (i) an "employee benefit plan," as defined in Section 3(3) of ERISA, (ii) a "governmental plan" within the meaning of Section 3(32) of ERISA, or (iii) a "plan" within the meaning of Section 4975(e) of the Code; (b) the assets of the Borrower do not and will not constitute "plan assets" within the meaning of the United States Department of Labor Regulations set forth in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; (c) transactions by or with the Borrower are not and will not be subject to state statutes applicable to the Borrower regulating investments of fiduciaries with respect to governmental plans; and (d) the Borrower will not engage in any transaction that would cause any Obligation or any action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Deed of Trust or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. The Borrower agrees to deliver to the Lender such certifications or other evidence of compliance with the provisions of this Section as the Lender may from time to time reasonably request.

Section 3.10
Compliance with Zoning and Other Requirements. To the best of its knowledge, (a) the Borrower is in compliance with the requirements of all applicable Laws; (b) the use of the Property complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Land; (c) all use and other requirements of any Governmental Authority having jurisdiction over the Property have been satisfied; and (d) no violation of any Law exists with respect to the Property.

Section 3.11
Plans and Specifications. The Plans and Specifications are complete and adequate for the Construction of the Improvements. The Plans and Specifications have been approved by all Governmental Authorities having or claiming jurisdiction over the Property and by the beneficiary of each restrictive covenant affecting the Property whose approval is required. The Plans and Specifications have also been approved by NVR under the terms of the NVR Contracts, to the extent such approval is required. To the best of the Borrower's knowledge, the Improvements, if constructed substantially in accordance with the Plans and Specifications, will fully comply with all applicable Laws, including those Laws relating to access and facilities for disabled persons.

Section 3.12
Building Permits; Other Permits. All building, construction and other permits necessary or required in connection with the Construction of the Improvements have been validly issued or will be issued in a timely manner by a date sufficient to ensure the commencement of construction and the Completion of Construction in accordance with the Project Schedule. All required fees have been or will be paid and bonds and/or other security have been or will be posted in connection with all permits as and when the same are required. To the knowledge of the Borrower, adequate amounts are included in the Budget to pay all fees and the cost of all bonds and other security required in connection with permits to be issued in the future. Following the issuance thereof, all permits will remain in full force and effect.

Section 3.13
Utilities. All utility services necessary for the Construction of the Improvements and the operation thereof for their intended purposes are available at the boundaries of the Land (or will be available upon the completion of work shown in the Plans and Specifications), including telephone service, cable television, water supply, storm and sanitary sewer facilities, natural gas and electric facilities, including cabling for telephonic and data communication, and the capacity to send and receive wireless communication.

Section 3.14
Access; Roads. All roads and other accesses necessary for the Construction of the Improvements and full utilization thereof for their intended purposes have either been completed or the necessary rights of way therefor have either been acquired by the appropriate Governmental Authority, or have been or will be, as and when required for the completion and use of the Improvements, dedicated to public use and accepted by such Governmental Authority and all necessary steps have been taken by the Borrower or such Governmental Authority to assure the complete construction and installation thereof by a date sufficient to ensure the Completion of Construction of the Improvements in accordance with the Project Schedule.

Section 3.15
Other Liens. Except for contracts for labor, materials and services furnished or to be furnished in connection with the Construction of the Improvements, the Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Property.

Section 3.16
Defaults. There is no Default or Event of Default under any of the Loan Documents, and there is no default or event of default under any material contract, agreement or other document related to the Construction of the Improvements or the operation thereof.

Section 3.17
Affirmation of Representations and Warranties. Each draw request and each receipt of the funds requested thereby shall constitute an affirmation that: (a) no uncured Default or Event of Default has occurred hereunder; (b) the foregoing representations and warranties of the Borrower are true and correct in all material respects as of the date of the draw request and, unless Lender is notified to the contrary prior to the disbursement of the advance requested, will be so on the date of the disbursement; (c) any unadvanced portion of the Loan to which the Borrower is entitled, together with additional funds that, to the Lender's satisfaction, are available, set aside and committed, is or will be sufficient to pay the expenses related to the Loan and the Property that are described in the Budget; (d) all disbursements were and will be used in compliance with the Budget; (e) the work completed to the date of the draw request is of quality and in all other respects consistent with the Plans and Specifications; and (f) if applicable, Construction of the Improvements is proceeding in accordance with the Project Schedule.

Section 3.18
OFAC and Other Sanctions. Neither the Borrower nor any of its subsidiaries (collectively, the "Company") or, to the knowledge of the Company, any director, officer, employee, agent, Affiliate or representative of the Company is a Person currently the subject of any Sanctions, nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions.

Article IV
Affirmative Covenants and Agreements.

The Borrower covenants as of the date hereof and until such time as all Obligations shall be indefeasibly paid and performed in full, that:

Section 4.1
Commencement and Completion of Construction; Compliance with Laws; Use of Proceeds. The Borrower shall cause the Construction of the Improvements to be commenced on or before the Construction Commencement Date and prosecuted in a good and workmanlike manner and shall cause the same to be completed on or before the required Completion Date in accordance with the Project Schedule and substantially in accordance with the Plans and Specifications. The Borrower shall comply with all Laws and all orders, writs, injunctions, decrees and demands of any court or any Governmental Authority affecting the Borrower or the Property. The Borrower shall use all proceeds of the Loan for the purposes contemplated herein and which are not in contravention of any Law or any Loan Document.

Section 4.2
Approval of Construction. No work associated with any aspect or phase of the Construction of the Improvements shall be commenced by the Borrower unless and until the Plans and Specifications covering such aspect or phase of such work have been approved by the Lender, by all Governmental Authorities having or claiming jurisdiction over the Land and Improvements, by NVR under the terms of the NVR Contracts (to the extent required), by the beneficiary of any applicable restrictive covenant whose approval is required, and by any other party whose approval is required under applicable agreements, and unless and until all building, construction and other permits necessary or required in connection with such aspect or phase of the Construction of the Improvements have been validly issued and all fees, bonds and any other security required in connection therewith have been paid or posted.

Section 4.3
Deposits to Balance Loan. If at any time the Lender shall reasonably determine that (a) the proceeds of the Loan remaining to be advanced for any line item within the Budget, together with any anticipated Deferred Equity that the Lender determines to its reasonable satisfaction is or will be available for such item, are not or will not be sufficient to pay, in a timely manner, the amount of such line item remaining to be paid, and (b) the deficiency cannot be remedied by a reallocation of budgeted amounts pursuant to Section 2.2, then the Borrower shall deposit with the Lender, within ten (10) days from the effective date of a Notice from the Lender requesting such deposit, funds in an amount equal to the deficiency. Such funds shall be held by the Lender in a Borrower's Deposit Account, which shall be an interest-bearing account, with all accrued interest to become part of the Borrower's deposit. The Borrower agrees that it shall include all interest and earnings on any such deposit as its income (and, if the Borrower is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and shall be the owner of all funds on deposit in the Borrower's Deposit Account for federal and applicable state and local tax purposes. The Lender shall have the exclusive right to manage and control all funds in the Borrower's Deposit Account, but the Lender shall have no fiduciary duty with respect to such funds. Advances of the deposited funds will be made from time to time for the payment of deficient line item amounts, prior to the advance of proceeds of the Loan for such amounts. Advances of the deposited funds will be subject to the terms of this Agreement regarding advances of the Loan. Any account fees and charges may be deducted from the balance, if any, in the Borrower's Deposit Account. The Borrower grants to the Lender a security interest in the Borrower's Deposit Account and all such deposited funds hereafter deposited to such deposit account, and any proceeds thereof, as security for the Obligations. Such security interest shall be governed by the Uniform Commercial Code of the State, and the Lender shall have available to it all of the rights and remedies available to a secured party thereunder. The Borrower's Deposit Account may be established and held in such name or names as the Lender shall deem appropriate, including in the name of the Lender. The Borrower hereby constitutes and appoints the Lender and any officer or agent of the Lender its true and lawful attorneys-in-fact with full power of substitution to open the Borrower's Deposit Account and to do any and every act that the Borrower might do on its own behalf to fulfill the terms of this Section. To the extent permitted by Law, the Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. It is understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked.

Section 4.4
Compliance with Laws; Encroachments. The Improvements shall be constructed and operated in accordance with all applicable (whether present or future) Laws. The Improvements shall be constructed entirely on the Land and shall not encroach upon any easement or right-of-way, or upon the land of others. Construction of the Improvements shall occur wholly within all applicable building restriction lines and set-backs, however established, and the Construction of the Improvements and their operations shall be, in all material respects, in compliance with all applicable use or other restrictions and the provisions of any prior agreements, declarations, covenants and all applicable zoning and subdivision ordinances and regulations. The Borrower shall obtain, preserve and maintain in good standing, as applicable, all rights, privileges and franchises necessary or desirable for the operation of the Property and the conduct of the Borrower's business thereon or therefrom.

Section 4.5
Inspections; Cooperation. The Borrower shall permit representatives of the Lender and the Construction Inspector to enter upon the Land, to inspect the Improvements and any and all materials to be used in connection with the Construction of the Improvements, to inspect and examine all detailed plans and shop drawings and similar materials in the Borrower's possession, as well as all books and records of the Borrower (regardless of where maintained) and all supporting vouchers and data and to make copies and extracts therefrom and to discuss the affairs, finances and accounts pertaining to the Loan and the Improvements with representatives of the Borrower. The Borrower shall at all times reasonably cooperate and cause each and every one of its Contractors, subcontractors and material suppliers to reasonably cooperate with the representatives of the Lender and the Construction Inspector in connection with or in aid of the performance of the Lender's functions under this Agreement. Except in the event of an emergency, the Lender shall give the Borrower at least twenty-four (24) hours' notice by telephone in each instance before entering upon the Land and/or exercising any other rights granted in this Section.

Section 4.6
Contracts, Vouchers and Receipts. The Borrower shall furnish to the Lender, promptly on demand, any contracts, subcontracts, bills of sale, statements, receipted vouchers or other agreements relating to the Construction of the Improvements, including any such items pursuant to which the Borrower has any claim of title to any materials, fixtures or other articles delivered or to be delivered to the Land or incorporated or to be incorporated into the Improvements. The Borrower shall furnish to the Lender, promptly on demand, a verified written statement, in such form and detail as the Lender may reasonably require, setting forth the names and addresses of all contractors, subcontractors and suppliers furnishing labor or materials in the Construction of the Improvements and showing all amounts paid for labor and materials and all items of labor and materials furnished or to be furnished for which payment has not been made and the amounts to be paid therefor.

Section 4.7
Payment and Performance of Contractual Obligations. The Borrower shall perform in a timely manner all of its obligations under the Engineer's Contract, each and every Construction Contract and any and all other contracts and agreements related to the Construction of the Improvements or the operation thereof, and the Borrower will pay when due all bills for services or labor performed and materials supplied in connection with the Construction of the Improvements. Within sixty (60) days after the filing of any mechanic's lien or other lien or encumbrance against the Property, the Borrower will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as the Lender's security has been protected by the filing of a bond or otherwise in a manner satisfactory to Lender in its sole and absolute discretion, the Borrower shall have the right to contest in good faith any claim, lien or encumbrance, provided that the Borrower does so diligently and without prejudice to the Lender or delay in completing Construction of the Improvements. The Lender shall have no obligation to make advances under the Loan during any period in which there shall exist a filed mechanic's lien or other lien or encumbrance against the Property which has not been discharged or bonded off to the complete satisfaction of the Lender.

Section 4.8
Correction of Construction Defects. Promptly following any demand by the Lender, the Borrower shall correct or cause the correction of any structural defects in the Improvements, any work that fails to comply with the requirements of Section 4.4 and any material departures or deviations from the Plans and Specifications not approved in writing by the Lender.

Section 4.9
Insurance. The Borrower shall maintain, at its sole cost and expense, each and every one of the insurance coverages required pursuant to the terms of the Deed of Trust. In addition to the foregoing, the Borrower shall cause each and every Contractor to provide and maintain comprehensive (commercial) general liability insurance and workers' compensation insurance for all of its employees in amounts reasonably acceptable to the Lender. The Borrower will immediately give Notice to the Lender of any cancellation of, or material change in, any insurance policy required pursuant to the terms hereof. The Lender shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for (a) the existence, nonexistence, form or legal sufficiency thereof, (b) the solvency of any insurer, or (c) the payment of losses.

Section 4.10
Adjustment of Condemnation and Insurance Claims. The Borrower shall give prompt Notice to the Lender of any Casualty or any Condemnation or threatened Condemnation. The Lender is authorized, at its sole and absolute option, to commence, appear in and prosecute, in its own or the Borrower's name, any action or proceeding relating to any Condemnation or Casualty, and to make proof of loss for and to settle or compromise any Claim in connection therewith. Any Net Proceeds obtained in connection with any Condemnation or Casualty involving the Property shall be utilized strictly in accordance with the terms and conditions outlined in the Deed of Trust.

Section 4.11
Management. The Borrower at all times shall provide for the competent and responsible management and operation of the Property. At all times, the Borrower shall cause the Property to be managed by an Approved Manager. All management contracts affecting the Property shall be terminable upon not more than sixty (60) days' written notice without penalty or charge (except for unpaid accrued management fees). Any management contract affecting the Property must be approved in writing by the Lender prior to the execution of the same.

Section 4.12
Books and Records; Financial Statements; Tax Returns. The Borrower shall provide or cause to be provided to the Lender all of the Financial Statements and other information required to be delivered with respect to the Borrower and the Guarantor at the times and in the manner set forth in the Deed of Trust and the other Loan Documents. The Borrower will keep and maintain full and accurate books and records administered in accordance with generally accepted accounting principles, consistently applied, showing in detail the earnings and expenses of the Property and the operation thereof. All Financial Statements shall be in form and detail reasonably satisfactory to the Lender and shall contain or be attached to the signed and dated written certification of the reporting party in form specified by the Lender to certify that the Financial Statements are furnished to the Lender in connection with the extension of credit by the Lender and constitute a true and correct statement of the reporting party's financial position. All certifications and signatures on behalf of corporations, partnerships, limited liability companies or other entities shall be by a representative of the reporting party satisfactory to the Lender. All Financial Statements for a reporting party who is an individual shall be on the Lender's then-current personal financial statement form or in another form satisfactory to the Lender. Following the date of this Agreement, all fiscal year-end Financial Statements of the Borrower and the Guarantor shall be prepared by independent certified public accountants acceptable to the Lender, and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation. All quarterly Financial Statements of the Borrower and/or the Guarantor may be prepared by the applicable reporting party and shall include a minimum of a balance sheet and income statement. The Borrower shall provide, upon the Lender's request, convenient facilities for the audit and verification of any such statement. Additionally, the Borrower will provide the Lender at the Borrower's expense with all evidence that the Lender may from time to time reasonably request as to compliance with all provisions of the Loan Documents. The Borrower shall promptly notify the Lender of any event or condition that could reasonably be expected to have a material adverse change in the financial condition of the Borrower, of the Guarantor (if known by the Borrower), or in the construction progress of the Improvements.

Section 4.13
Estoppel Certificates. Within twenty (20) days after any request by the Lender or a proposed assignee or purchaser of the Loan or any interest therein, the Borrower shall certify in writing to the Lender, or to such proposed assignee or purchaser, the then unpaid balance of the Loan and whether the Borrower claims any right of defense or setoff to the payment or performance of any of the Obligations, and if the Borrower claims any such right of defense or setoff, the Borrower shall give a detailed written description of such claimed right.

Section 4.14
Taxes; Tax Receipts. The Borrower shall pay and discharge all Taxes prior to the date on which penalties are attached thereto unless and to the extent only that such Taxes are contested in accordance with the terms of the Deed of Trust. The Lender may, at its option and at the Borrower's sole expense, obtain and enter into a tax services contract with respect to the Property with a tax reporting agency satisfactory to the Lender.

Section 4.15
Lender's Rights to Pay and Perform. If, after any required notice, the Borrower fails to promptly pay or perform any of the Obligations within any applicable grace or cure periods, the Lender, without Notice to or demand upon the Borrower, and without waiving or releasing any Obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower. The Lender may enter upon the Property for that purpose and take all action thereon as the Lender considers necessary or appropriate. At the option of the Lender, following the occurrence of an Event of Default, the Lender may apply any undisbursed Loan proceeds to the satisfaction of the conditions of the Loan Documents, irrespective of the allocation of such Loan proceeds in the Budget. Without limiting the generality of the foregoing, the Lender may pay directly from the proceeds of the Loan all interest bills rendered by the Lender in connection with the Loan, and following the occurrence of an Event of Default may make advances directly to the title insurance company, any Contractor, subcontractor or material supplier, or to any of them jointly. The execution hereof by the Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Loan. No further direction or authorization from the Borrower shall be necessary to warrant such direct advances. Each advance shall be secured by the Deed of Trust and shall satisfy the obligations of the Lender hereunder to the extent of the amount of the advance.

Section 4.16
Reimbursement; Interest. If the Lender shall incur any Expenses or pay any Claims by reason of the Loan or the rights and remedies provided under the Loan Documents (regardless of whether or not any of the Loan Documents expressly provide for an indemnification by the Borrower against such Claims), the Lender's payment of such Expenses and Claims shall constitute advances to the Borrower which shall be paid by the Borrower to the Lender on demand, together with interest thereon from the date incurred until paid in full at the highest rate of interest then applicable to the Loan under the terms of the Notes. Each advance shall be secured by the Deed of Trust and the other Loan Documents as fully as if made to the Borrower, regardless of the disposition thereof by the party or parties to whom such advance is made. Notwithstanding the foregoing, however, in any action or proceeding to foreclose the Deed of Trust or to recover or collect the Obligations, the provisions of Law governing the recovery of costs, disbursements and allowances shall prevail unaffected by this Section.

Section 4.17
Notification by the Borrower. The Borrower will promptly give Notice to the Lender of any claim of a default by the Borrower, or any claim by the Borrower of a default by any other party, under the Engineer's Contract or any Construction Contract.

Section 4.18
Indemnification by the Borrower. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from and against, and to defend the Lender by counsel approved by the Lender against, any and all Claims directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Property or the Loan, including any Claim arising out of or resulting from (a) Construction of the Improvements, including any defective workmanship or materials; (b) any failure by the Borrower to comply with the requirements of any Laws or to comply with any agreement that applies or pertains to the Property, including any agreement with a broker or "finder" in connection with the Loan or other financing of the Property; (c) any failure by the Borrower to observe and perform any of the obligations imposed upon the landlord under the Leases; or (d) any assertion or allegation that the Lender is liable for any act or omission of the Borrower or any other Person in connection with the ownership, development, financing, leasing, operation or sale of the Property; provided, however, that the Borrower shall not be obligated to indemnify the Lender with respect to any Claim arising solely from the gross negligence or willful misconduct of the Lender. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed, assignment or conveyance in lieu thereof and any other action by the Lender to enforce the rights and remedies of the Lender hereunder or under the other Loan Documents.

Section 4.19
Fees and Expenses. The Borrower shall pay all reasonable fees, charges, costs and expenses required to satisfy the conditions of the Loan Documents. Without limitation of the foregoing, the Borrower will pay, when due, and if paid by the Lender will reimburse the Lender on demand for, all reasonable fees and expenses of the Construction Inspector, the title insurance company, environmental engineers, appraisers, surveyors and the Lender's counsel in connection with the closing, administration, modification or any "workout" of the Loan, or the enforcement of the Lender's rights and remedies under any of the Loan Documents.

Section 4.20
Appraisals. The Lender may obtain from time to time an appraisal of all or any part of the Property, prepared in accordance with written instructions from the Lender, from a third-party appraiser satisfactory to, and engaged directly by, the Lender. The cost of one such appraisal, including any costs for internal review thereof, obtained by the Lender in each calendar year and the cost of each such appraisal obtained by the Lender following the occurrence of an Event of Default shall be borne by the Borrower and shall be paid by the Borrower on demand.

Section 4.21
Deposit Accounts. The Borrower shall maintain with the Lender all deposit accounts related to the Property, including (a) all operating accounts, (b) any reserve or escrow accounts, (c) during any period in which any Hedging Agreement shall be in effect, any accounts from which the Borrower may from time to time authorize the Lender or any Hedging Counterparty to debit payments due on the Loan and any Hedging Agreements, and (d) any lockbox, cash management or other account into which tenants are required from time to time to pay rent. The Borrower hereby grants to the Lender a security interest in each of the foregoing accounts.

Section 4.22
Income from Property. The Borrower shall first apply all income derived from the Property, including all amounts deposited by NVR with the Borrower, to pay costs and expenses associated with the development, ownership, maintenance, operation and sale of the Property, including all amounts then required to be paid under the Loan Documents, before using or applying such income for any other purpose. No such income shall be distributed or paid to any member, partner, shareholder or, if the Borrower is a trust, to any beneficiary or trustee, unless and until the Obligations shall have been paid in full.

Section 4.23
Representations and Warranties. The Borrower shall take all actions and shall do all things reasonably necessary or desirable to cause all of the Borrower's representations and warranties in this Agreement to be true and correct, in all material respects, at all times.

Section 4.24
Cash Collateral Account. Contemporaneously with the execution and delivery of this Agreement, the Borrower and/or the Guarantor shall deposit the sum of US$2,600,000 in an account maintained at the Lender designated as Account No. 1010803641, and styled "Ballenger Run Collateral Account" (hereinafter referred to as the "Cash Collateral Account") and shall execute and deliver, in favor of the Lender, the Assignment and Pledge Agreement pursuant to which the Borrower and the Guarantor shall assign, pledge and grant a security interest to the Lender in all of their respective right, title and interest, whether held jointly or severally, together or with others, in and to the Cash Collateral Account, together with all funds now or at any time hereafter on deposit therein and all interest earned thereon, as security and collateral for the due and punctual payment and performance of the Obligations. The parties hereto hereby covenant and agree that Lender shall have all of the rights of a secured party under the Uniform Commercial Code, as adopted in the State of Maryland, with respect to the Cash Collateral Account and the funds now or hereafter on deposit therein, as well as all other rights and remedies at law and in equity. The Borrower hereby covenants and agrees that, until the Obligations shall be repaid in full, and the Lender shall have no further obligations to make any advances under the Loan, neither the Borrower nor the Guarantor or any party claiming against, under or through the Borrower or the Guarantor, shall have any right to withdraw sums from the Cash Collateral Account without the prior written consent of the Lender. Upon the occurrence of an Event of Default hereunder or under any of the other Loan Documents (beyond any applicable period to cure), the Lender is hereby authorized to exercise at any time and from time to time on behalf of the Borrower and the Guarantor all of the powers, privileges and rights incident to or granted in connection with the ownership of the Cash Collateral Account, including, without limitation, the right to withdraw. If the Lender withdraws any funds from the Cash Collateral Account pursuant to the terms hereof, the Lender shall have the right to apply such funds to the Obligations in such order and manner as the Lender may elect, and the Borrower shall be liable for all Obligations thereafter remaining outstanding. The Lender may at any time or from time to time take any and all further actions with respect to the Cash Collateral Account (and the funds deposited thereto) as are authorized herein, by law and by the terms of any of the other Loan Documents.

Section 4.25
Mandatory Project Absorption. The Borrower further covenants and agrees to consummate the sale and settlement of sufficient Lots within the Property in order to cause the outstanding principal balance of the Land Development Loan to be reduced from the application of the Release Fees resulting from such sales (a) by an aggregate amount of US$4,080,067, on or before December 31, 2016, (b) by an aggregate amount of US$13,839,267, on or before December 31, 2017, and (c) by an aggregate amount of US$22,981,130, on or before November 15, 2018 (each of the specified annual amounts of minimum required cumulative Release Fees being hereinafter referred to as a "Minimum Cumulative Curtail Amount"). The failure of the Borrower to achieve any one or more of the foregoing Minimum Cumulative Curtail Amounts on or before the applicable date specified above is hereinafter referred to as a "Sales Shortfall"). Upon the occurrence of any such Sales Shortfall, the Borrower shall be required to pay to the Lender a mandatory principal curtailment on the Loan, within ten (10) days after written notice from the Lender to the Borrower of the occurrence of such event, in an amount equal to the difference between (a) the Minimum Cumulative Curtail Amount for the date in question, and (b) the sum of (i) the aggregate amount of Release Fees actually received by the Lender prior to the date upon which such Sales Shortfall shall be deemed to have occurred from the sales of Lots within the Property, plus (ii) the full amount of any mandatory principal curtailment previously paid by the Borrower to the Lender pursuant to the terms of this Section 4.25 as a result of the occurrence of any prior Sales Shortfall. In no event shall the Borrower be entitled to the release of any portion of the Property as a result of the payment by the Borrower of any such mandatory principal curtailment unless otherwise agreed to by the Lender in its sole and absolute discretion.

Section 4.26
Additional Financing. The Borrower covenants and agrees that the Lender shall be afforded an exclusive right and privilege, but without any obligation, to finance the development of future stages or phases of the Property as proposed by the Borrower or any Affiliate of the Borrower. The Lender shall have forty-five (45) days within which to provide a commitment for such financing after notification by the Borrower and receipt of all necessary data reasonably required by the Lender in connection therewith. The Borrower shall have no obligation to accept any such financing proposal offered by the Lender.

Article V
Negative Covenants.

The Borrower covenants as of the date hereof and until such time as all Obligations shall be indefeasibly paid and performed in full, that:

Section 5.1
Conditional Sales. The Borrower shall not incorporate into the Improvements any property acquired under a conditional sales contract or lease or as to which the vendor retains title or a security interest, without the prior written consent of the Lender.

Section 5.2
Changes to Plans and Specifications. Except as otherwise expressly provided below, the Borrower shall not make or permit any changes in the Plans and Specifications, including any such changes that alter, diminish or add to the work to be performed or change the design of the Improvements, without the prior written consent of the Lender and under such reasonable conditions as the Lender may establish. The Lender's prior written consent shall not be required, however, as to any changes in the Plans and Specifications which (a) individually does not cause the total cost of the Improvements to be increased or decreased by more than Twenty-Five Thousand Dollars (US$25,000) or, when added to all previous change orders, does not cause such total cost to be increased or decreased by more than One Hundred Thousand Dollars (US$100,000) in the aggregate, (b) does not result in a material change to the design of the Improvements, and (c) has been approved in writing by the Engineer, NVR (to the extent such approval is required by the terms of the NVR Contracts), and any Governmental Authority or other party whose approval is required.

Section 5.3
Insurance Policies and Bonds. The Borrower shall not do or permit to be done anything that would affect the coverage or indemnities provided for pursuant to the provisions of any insurance policy, performance bond, labor and material payment bond or any other bond given in connection with the Construction of the Improvements.

Section 5.4
Commingling. The Borrower shall not commingle the funds and other assets of the Borrower relating to the Property with those of any Affiliate or any other Person, including those funds and assets of the Borrower that are unrelated to the Property.

Section 5.5
Additional Debt. The Borrower shall not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (a) the Loan, (b) deposits under the NVR Contracts or under other contracts of sale approved by the Lender in accordance with the terms of the Deed of Trust, (c) advances or trade debt or accrued expenses incurred in the ordinary course of business of operating the Property, and (d) unsecured, intercompany indebtedness with affiliates of the Borrower, the payment of which is expressly subordinate to the payment of the obligations owing to the Lender under the Loan. Except as otherwise expressly approved by the Lender with regard to the NVR Contracts, no other debt may be secured by the Property, whether senior, subordinate or pari passu.

Section 5.6
Controlled Substances. Without limiting the provisions of Section 4.1, the Borrower shall not, and shall not suffer or permit any other Person to violate any Laws affecting the Property, including the Controlled Substances Act, or which could otherwise result in the occurrence of an Event of Default under Section 6.19, including the commencement of any proceedings under the Civil Asset Forfeiture Reform Act. Upon learning of any conduct contrary to this Section, the Borrower shall immediately take all actions reasonably expected under the circumstances to terminate any such use of the Property, including: (a) to give timely notice to an appropriate law enforcement agency of information that led the Borrower to know such conduct had occurred, and (b) in a timely fashion to revoke or make a good faith attempt to revoke permission for those engaging in such conduct to use the Property or to take reasonable actions in consultation with a law enforcement agency to discourage or prevent the illegal use of the Property.

Section 5.7
Sanctions. The Borrower shall not, directly or indirectly, use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund the activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction being financed by the Loan, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Article VI
Events of Default.

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Agreement:

Section 6.1
Payment Default. The Borrower fails to pay any Obligation under this Agreement as and when due, whether on the scheduled due date or upon acceleration, maturity or otherwise, which failure shall continue for more than ten (10 days after written notice thereof shall have been sent by the Lender to the Borrower; excluding, however, from such ten (10) day cure period, the failure of the Borrower to pay all amounts due under the Notes on the maturity date thereof (or any extension of such maturity date); and provided further, however, that the Lender shall have no obligation to provide written notice to the Borrower of any monetary default under this Agreement more than twice in any six (6) month period.

Section 6.2
Default Under Other Loan Documents. An Event of Default (as defined therein) occurs under either of the Notes or the Deed of Trust or any other Loan Document, or the Borrower or the Guarantor fails to promptly pay, perform, observe or comply with any term, obligation or agreement contained in any of the Loan Documents (within any applicable grace or cure period).

Section 6.3
Accuracy of Information; Representations and Warranties. Any information contained in any financial statement, schedule, report or any other document delivered by the Borrower, the Guarantor or any other Person to the Lender in connection with the Loan proves at any time not to be in all material respects true and accurate, or the Borrower, the Guarantor or any other Person shall have failed to state any material fact or any fact necessary to make such information not misleading, or any representation or warranty contained in this Agreement or in any other Loan Document or other document, certificate or opinion delivered to the Lender in connection with the Loan, proves at any time to be incorrect or misleading in any material respect either on the date when made or on the date when reaffirmed pursuant to the terms of this Agreement.

Section 6.4
Deposits. The Borrower fails to deposit funds with the Lender, in the amount requested by Lender, pursuant to the provisions of Section 4.3, within ten (10) days from the effective date of a Notice from the Lender requesting such deposit, or the Borrower fails to deliver to the Lender any Condemnation Awards or Insurance Proceeds within ten (10) days after the Borrower's receipt thereof.

Section 6.5
Insurance Obligations. The Borrower fails to promptly perform or comply with any of the covenants contained in the Loan Documents with respect to maintaining insurance, including the covenants contained in Section 4.9, which failure shall continue for more than ten (10) days after written Notice thereof shall have been sent by the Lender to the Borrower.

Section 6.6
Other Obligations. The Borrower fails to promptly perform or comply with any of the Obligations set forth in this Agreement (other than those expressly described in other Sections of this Article), and such failure continues uncured for a period of thirty (30) days after Notice from the Lender to the Borrower, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, the Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) the Borrower causes such failure to be cured no later than sixty (60) days after the date of such Notice from the Lender.

Section 6.7
Progress of Construction. The Borrower fails to commence the Construction of the Improvements on or before the Construction Commencement Date, or at any time thereafter, subject to delays occasioned by conditions of Force Majeure, Construction of the Improvements is abandoned or is discontinued for a period of more than thirty (30) consecutive days.

Section 6.8
Damage to Improvements. The Improvements are substantially damaged or destroyed by fire or other casualty and the Lender determines, in its reasonable discretion, that the Improvements cannot be restored and completed in accordance with the terms and provisions of this Agreement and the Deed of Trust.

Section 6.9
Lapse of Permits or Approvals. At any time during the term of the Loan, any permit, license, certificate or approval that the Borrower is required to obtain with respect to the construction, operation, development, leasing or maintenance of the Improvements or the Property lapses or ceases to be in full force and effect, and the Borrower fails to cause such permit, license, certificate or approval to be reinstated or reissued within forty-five (45) after the same shall have lapsed or ceased to be in effect.

Section 6.10
Completion of Construction. Unless otherwise agreed to by the Lender, any phase of the Improvements shall not be completed within ninety (90) days after the date specified for the completion of such phase in the Project Schedule, or Completion of Construction does not occur on or before the required Completion Date in accordance with the Project Schedule, or the Lender reasonably determines that Completion of Construction will not occur by the Completion Date in accordance with the Project Schedule.

Section 6.11
Mechanic's Lien. A lien for the performance of work or the supply of materials filed against the Property, or any stop notice served on the Borrower, any Contractor or the Lender, remains unsatisfied or unbonded for a period of sixty (60) days after the date of filing or service.

Section 6.12
Survey Matters. Any Survey required by the Lender during the period of construction shows any matter which in the Lender's reasonable judgment would interfere with, in any material manner, the Construction of the Improvements or the operation or use of the Property, and such matter is not removed within a period of thirty (30) days after Notice thereof by the Lender to the Borrower.

Section 6.13
Contractor Default. Any Contractor defaults under its Construction Contract in a manner which the Lender deems to be material, and, unless otherwise agreed in writing by the Lender, the Borrower fails, within thirty (30) days thereafter, to exercise its rights and remedies under the Construction Contract with respect to such default.

Section 6.14
Performance Enjoined or Prohibited. The Borrower is enjoined or prohibited from performing any of its obligations under any of the Loan Documents for a period of more than thirty (30) consecutive days, exclusive of delays occurring as a result of conditions of Force Majeure.

Section 6.15
Bankruptcy. The Borrower or the Guarantor files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against the Borrower or the Guarantor and such involuntary bankruptcy petition continues undismissed for a period of sixty (60) days after the filing thereof.

Section 6.16
Appointment of Receiver, Trustee, Liquidator. The Borrower or the Guarantor applies for or consents in writing to the appointment of a receiver, trustee or liquidator of the Borrower, the Guarantor, the Property, or all or substantially all of the other assets of the Borrower or of the Guarantor, or an order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor appointing a receiver, trustee or liquidator of the Borrower, the Guarantor, the Property, or all or substantially all of the other assets of the Borrower or of the Guarantor.

Section 6.17
Judgment. A final nonappealable judgment for the payment of money is entered against the Borrower in any amount or against the Guarantor in an amount in excess of US$100,000, and the Borrower or the Guarantor fails to discharge the same, or fails to cause it to be discharged or bonded off to the Lender's satisfaction, within thirty (30) days from the date of the entry of such judgment.

Section 6.18
Dissolution; Change in Business Status. Unless the written consent of the Lender is previously obtained, all or substantially all of the business assets of the Borrower are sold, the Borrower is dissolved, or there occurs any change in the form of business entity through which the Borrower presently conducts its business or any merger or consolidation involving the Borrower; provided, however, that the Lender agrees to not unreasonably withhold its consent to any change in the form of business entity through which the Borrower presently conducts its business or any merger or consolidation involving the Borrower so long as such change will not have a material adverse effect on the Borrower, the Loan or the Lender's security therefor.

Section 6.19
Forfeiture. A judicial or nonjudicial forfeiture or seizure proceeding is commenced by a Governmental Authority and remains pending with respect to the Property or any part thereof, on the grounds that the Property or any part thereof had been used to commit or facilitate the commission of a criminal offense by any Person pursuant to any Law, including under the Controlled Substances Act or the Civil Asset Forfeiture Reform Act.

Section 6.20
Sales Shortfall. The Borrower fails to comply with the terms of Section 4.25 hereof.

Section 6.21
Termination of NVR Contracts, Etc. At any time during the term of the Loan, without the prior, express written consent of the Lender, (a) any one or more of the NVR Contracts is terminated or becomes of no further force or effect for any reason whatsoever, (b) a default or event of default shall occur under any of the NVR Contracts, which default or event of default shall continue beyond any applicable grace and/or cure period provided therefor, or (c) any of the NVR Contracts is modified or amended in any material manner; provided, however, that a voluntary termination of any one or more of the NVR Contracts by NVR in accordance with the express terms thereof shall not constitute an Event of Default hereunder so long as (i) such termination was not the result of the exercise by NVR of a termination right under any one or more of the NVR Contracts arising from a breach by the Borrower of any of its obligations under any one or more of the NVR Contracts, (ii) the Borrower shall pay all interest thereafter becoming due under the Loan from sources other than the proceeds of the Loan and/or any other sums then held by the Lender pursuant to the terms of the Loan Documents, and (iii) within ninety (90) days after the termination of such NVR Contract or NVR Contracts, the Borrower shall furnish to the Lender one or more replacement contracts of sale covering all of the Lots theretofore covered by such terminated NVR Contract(s) and then remaining subject to the lien of the Deed of Trust from a purchaser approved by the Lender and in form and substance, including purchase price thereunder, acceptable to the Lender in all respects.

Section 6.22
Letters of Credit. Any draft and/or demand for payment shall be presented to or made upon the Lender under any Letter of Credit, and the Borrower fails to pay to the Lender all sums owing to the Lender on account thereof, including all accrued and unpaid interest thereon, within ten (10) days after written notice thereof shall have been sent by the Lender to the Borrower.

Article VII
Remedies on Default.

Section 7.1
Remedies on Default. Upon the happening of any Event of Default (including the expiration of any applicable notice, grace and /or cure period), the Lender shall have the right, in addition to any other rights or remedies available to the Lender under the Deed of Trust or any of the other Loan Documents or under applicable Law, to exercise any one or more of the following rights and remedies:

(a)              The Lender may terminate its obligation to advance any further principal of the Loan pursuant to this Agreement by Notice to the Borrower.

(b)              The Lender may accelerate all of the Borrower's Obligations under the Loan Documents, whether or not matured and regardless of the adequacy of any other collateral securing the Loan, whereupon such Obligations shall become immediately due and payable, without notice of default, acceleration or intention to accelerate, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by the Borrower).

(c)              The Lender may apply to any court of competent jurisdiction for, and obtain appointment without bond of, a receiver for the Property.

(d)              The Lender may set off the amounts due to the Lender under the Loan Documents, whether or not matured and regardless of the adequacy of any other collateral securing the Loan, against any and all accounts, credits, money, securities or other property of the Borrower now or hereafter on deposit with, held by or in the possession of the Lender to the credit or for the account of the Borrower, without notice to or the consent of the Borrower.

(e)              The Lender may enter into possession of the Property and perform any and all work and labor necessary to complete the Construction of the Improvements (whether or not in accordance with the Plans and Specifications) and to employ watchmen to protect the Property and the Improvements. All sums reasonably expended by the Lender for such purposes shall be deemed to have been advanced to the Borrower under the Notes and shall be secured by the Deed of Trust. For this purpose, the Borrower hereby constitutes and appoints the Lender its true and lawful attorney-in-fact with full power of substitution, which power is coupled with an interest and cannot be revoked, to complete the work in the name of the Borrower, and hereby empowers said attorney or attorneys, in the name of the Borrower or the Lender:

(i)           To use any funds of the Borrower including any balance which may be held by the Lender and any funds which may remain unadvanced hereunder for the purpose of completing the Construction of the Improvements;

(ii)           To make such additions and changes and corrections to the Plans and Specifications as shall be necessary or desirable in the judgment of the Lender to complete the Construction of the Improvements;

(iii)           To employ such contractors, subcontractors, agents, architects and inspectors as shall be necessary or desirable for said purpose;

(iv)           To pay, settle or compromise all existing bills and claims which are or may be liens against the Property, or may be necessary or desirable for the completion of the work or the clearance of title to the Property;

(v)           To execute all applications and certificates which may be required in the name of the Borrower;

(vi)           To enter into, enforce, modify or cancel Leases and to fix or modify Rents on such terms as the Lender may consider proper;

(vii)           To file for record, at the Borrower's cost and expense and in the Borrower's name, any notices of completion, notices of cessation of labor, or any other notices that the Lender in its sole and absolute discretion may consider necessary or desirable to protect its security;

(viii)           To prosecute and defend all actions or proceedings in connection with the Construction of the Improvements and to take such actions and to require such performance as the Lender may deem necessary; and

(ix)           To do any and every act with respect to the Construction of the Improvements which the Borrower may do in its own behalf.

(f)           The Lender may exercise any and all other rights and remedies under this Agreement, the Loan Documents or at Law, equity or otherwise.

Without limitation of the foregoing, upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code (Title 11 of the United States Code, as in effect from time to time), any obligation of the Lender to make advances shall automatically terminate, and the unpaid principal amount of the Loan outstanding and all interest and other amounts payable hereunder and under the Notes and other Loan Documents shall automatically become due and payable, in each case without further act of the Lender.

Section 7.2
No Release or Waiver; Remedies Cumulative and Concurrent. The Borrower shall not be relieved of any Obligation by reason of the failure of the Lender to comply with any request of the Borrower or of any other Person to take action to foreclose on the Property under the Deed of Trust or otherwise to enforce any provision of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the Property. No delay or omission of the Lender to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of the Lender to exercise any option for acceleration of the maturity of the Obligations, or for foreclosure of the Deed of Trust following any Event of Default as aforesaid, or any other option granted to the Lender hereunder in any one or more instances, or the acceptance by the Lender of any partial payment on account of the Obligations shall constitute a waiver of any such Event of Default and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other remedies provided for in the Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Loan Documents, or now or hereafter existing at Law or in equity or by statute. Every right, power and remedy given by the Loan Documents to Lender shall be concurrent and may be pursued separately, successively or together against the Borrower or the Property or any part thereof, and every right, power and remedy given by the Loan Documents may be exercised from time to time as often as may be deemed expedient by the Lender. All notice and cure periods provided in this Agreement or in any Loan Document shall run concurrently with any notice or cure periods provided by Law.

Article VIII
Miscellaneous.

Section 8.1
Further Assurances; Authorization to File Documents; No Merger. At any time, and from time to time, upon request by the Lender, the Borrower will, at the Borrower's expense, (a) correct any defect, error or omission which may be discovered in the form or content of any of the Loan Documents, and (b) make, execute, deliver and record, or cause to be made, executed, delivered and recorded, any and all further instruments, certificates and other documents as may, in the opinion of the Lender, be necessary or desirable in order to complete, perfect or continue and preserve the lien of the Deed of Trust. Upon any failure by the Borrower to do so, the Lender may make, execute and record any and all such instruments, certificates and other documents for and in the name of the Borrower, all at the sole expense of the Borrower, and the Borrower hereby appoints the Lender the agent and attorney-in-fact of the Borrower to do so, this appointment being coupled with an interest and being irrevocable. Without limitation of the foregoing, the Borrower irrevocably authorizes the Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements deemed necessary or desirable by the Lender to establish or maintain the validity, perfection and priority of the security interests granted in the Deed of Trust or hereunder, and the Borrower ratifies any such filings made by the Lender prior to the date hereof. In addition, at any time, and from time to time, upon request by the Lender, the Borrower will, at the Borrower's expense, provide any and all further instruments, certificates and other documents as may, in the opinion of the Lender, be necessary or desirable in order to verify the Borrower's identity and background in a manner satisfactory to the Lender. As a material inducement to the Lender to enter into this Agreement, the Borrower acknowledges and agrees that each of its Indemnification Agreements (as that term is defined below) (a) is a continuing, separate agreement that shall survive the termination of this Agreement, the other Loan Documents and the payment and performance of all of the other Obligations and (b) shall not be merged with any judgment or judgments with respect to the Obligations. The term "Indemnification Agreements" means the collective reference to each provision of this Agreement or any of the Loan Documents for indemnification of the Lender, its parent, Affiliates and/or their respective officers, directors, shareholders, employees, attorneys, other professionals, and agents and to each of the agreements of the Borrower to pay or reimburse the Lender for costs and expenses (including attorneys' fees) of collection or otherwise.

Section 8.2
No Warranty by the Lender. By accepting or approving anything required to be observed, performed or fulfilled by the Borrower or to be given to the Lender pursuant to this Agreement, including any certificate, Survey, receipt, appraisal or insurance policy, the Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by the Lender.

Section 8.3
Standard of Conduct of Lender. Except as otherwise expressly provided in this Agreement, Nothing contained herein or in any other Loan Document shall limit the right of the Lender to exercise its business judgment or to act, in the context of the granting or withholding of any advance or consent under this Agreement or any other Loan Document, in a subjective manner, whether or not objectively reasonable under the circumstances, so long as the Lender's exercise of its business judgment or action is made or undertaken in good faith. Except under those provisions where the Lender is required to act reasonably, the Borrower and the Lender intend by the foregoing to set forth and affirm their entire understanding with respect to the standard pursuant to which the Lender's duties and obligations are to be judged and the parameters within which the Lender's discretion may be exercised hereunder and under the other Loan Documents. As used herein, "good faith" means honesty in fact in the conduct and transaction concerned.

Section 8.4
No Partnership. Nothing contained in this Agreement shall be construed in a manner to create any relationship between the Borrower and the Lender other than the relationship of borrower and lender and the Borrower and the Lender shall not be considered partners or co-venturers for any purpose on account of this Agreement.

Section 8.5
Severability. In the event any one or more of the provisions of this Agreement or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of any of the Loan Documents operates or would prospectively operate to invalidate this Agreement or any of the other Loan Documents, then and in either of those events, at the option of the Lender, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Section 8.6
Authorized Signers. The Lender is authorized to rely upon the continuing authority of the Authorized Signers to bind the Borrower with respect to all matters pertaining to the Loan and the Loan Documents, including the submission of draw requests and the selection of interest rates. Such authorization may be changed only upon written notice addressed to the Lender accompanied by evidence, reasonably satisfactory to the Lender, of the authority of the Person giving such notice. Such notice shall be effective not sooner than five (5) Banking Days following receipt thereof by the Lender.

Section 8.7
Notices. All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address set forth below (unless changed by similar notice in writing given by the particular party whose address is to be changed). In addition, Notices may be sent by electronic mail to the following addresses (conn@sed.com.sg; sienlup@sed.com.sg; moe@sed.com.sg and charley@sed.com.sg) provided that a duplicate copy of such Notice is sent by personal delivery, mail or overnight courier service in the manner hereinabove provided. Any Notice shall be deemed to have been given (a) at the time of personal delivery or delivery by electronic mail, or (b) in the case of courier, one Banking Day after the delivery of such Notice to the courier service, or (c) in the case of mail, three (3) Banking Days after the date when deposited in the mail in the manner prescribed above; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

The address of the Borrower is:

SeD MARYLAND DEVELOPMENT, LLC
c/o SeD Development Management, LLC
Hampden Square
4800 Montgomery Lane, Suite 210
Bethesda, Maryland 20814
Attn:
Conn Flanigan

Charles MacKenzie

With a copy to:

SeD Ballenger, LLC
c/o Singapore eDevelopment Limited
9 Temasek Boulevard #09-02A
Suntec Tower 2
Singapore 038989
Attn:
Moe Chan

Chew Sien Lup

The address of the Lender is:

THE BANK OF HAMPTON ROADS
Commercial Real Estate Banking
12090 West Broad Street
Richmond, Virginia 23233

Section 8.8
Permitted Successors and Assigns; Disclosure of Information.

(a)           Each and every one of the covenants, terms, provisions and conditions of this Agreement and the Loan Documents shall apply to, bind and inure to the benefit of the Borrower, its successors and those assigns of the Borrower consented to in writing by the Lender, and shall apply to, bind and inure to the benefit of the Lender and the endorsees, transferees, successors and assigns of the Lender, and all Persons claiming under or through any of them.

(b)           The Borrower agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this Agreement, or any of the other benefits of this Agreement, without the prior written consent of the Lender, which consent may be withheld by the Lender in its sole and absolute discretion. Any such transfer, assignment, pledge or hypothecation made or attempted by the Borrower without the prior written consent of the Lender shall be void and of no effect. No consent by the Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by the Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

(c)           The Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants. The Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by the Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were the Lender hereunder. The Borrower, on its own behalf and on behalf of the other Borrower Parties (as hereinafter defined), hereby (i) acknowledges and agrees that the Lender is entitled, at any time and from time to time, without notice to or further consent by the Borrower or any other Borrower Party, to sell, transfer, assign or otherwise convey, and to attempt to sell, transfer, assign or otherwise convey, the Loan and the Loan Documents, or any interest herein or therein or rights with respect hereto or thereto (including, but not limited to, participation interests, syndication interests, servicing rights and beneficial interests issued in connection with mortgage-backed or similar certificates or securities) to any person or entity, and (ii) irrevocably authorizes the Lender, and any person or entity acting on behalf of the Lender, to deliver and disclose to any Person any and all information and materials related to the Loan, the Loan Documents, the Property and/or the Borrower Parties now or hereafter in the Lender's possession (collectively, the "Information"). The Information may include, but shall not be limited to, original and/or copies of financial statements, financial projections, appraisals, studies, reports, business plans, permits, licenses, approvals, organizational documents, resolutions, consents, documents (including, but not limited to, the Loan Documents), plans, drawings, specifications, contracts, bonds, credit reports, payment histories, account statements and applications (including, but not limited to, the application for the Loan). As used herein, the term "Borrower Parties" means, collectively, the Borrower, the Guarantor and all other obligors of all or any obligations of the Borrower and/or any other person or entity to the Lender in connection with the Loan; all subsidiaries and affiliates of the Borrower, the Guarantor and/or any such other obligor; the members, partners, managers, stockholders, officers, directors, employees, agents, contractors and representatives of the Borrower, the Guarantor or any such other obligor and/or any such subsidiary or affiliate; and any other person or entity now or hereafter owning a direct or indirect interest in the Borrower, the Guarantor, any such obligor and/or any such subsidiary or affiliate.

Section 8.9
Modification; Waiver. None of the terms or provisions of this Agreement may be changed, waived, modified, discharged or terminated except by instrument in writing executed by the party or parties against whom enforcement of the change, waiver, modification, discharge or termination is asserted. None of the terms or provisions of this Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.

Section 8.10
Third Parties; Benefit. All conditions to the obligation of the Lender to make advances hereunder are imposed solely and exclusively for the benefit of the Lender and its assigns and no other Persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Lender at any time in the sole and absolute exercise of its discretion. The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other Person shall have any right or cause of action on account thereof.

Section 8.11
Rules of Construction. The words "hereof," "herein," "hereunder," "hereto," and other words of similar import refer to this Agreement in its entirety. The terms "agree" and "agreements" mean and include "covenant" and "covenants." The words "include" and "including" shall be interpreted as if followed by the words "without limitation." The captions and headings contained in this Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, the Improvements or the Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles, Sections and Schedules are to the respective Articles, Sections and Schedules contained in this Agreement unless expressly indicated otherwise.

Section 8.12
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

Section 8.13
Signs; Publicity. At the Lender's request, but at the expense of the Borrower, the Borrower shall place a sign at a location on the Property reasonably satisfactory to the Lender, which sign shall recite, among other things, that the Lender is financing the Construction of the Improvements. The Borrower expressly authorizes the Lender to prepare and to furnish to the news media for publication from time to time news releases with respect to the Property, specifically to include releases detailing the Lender's involvement with the financing of the Property.

Section 8.14
Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the Laws of the State.

Section 8.15
Time of Essence. Time shall be of the essence for each and every provision of this Agreement of which time is an element.

Section 8.16
Electronic Communications.

(a)              The Lender and the Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of the Borrower and/or the Lender and their Affiliates and other Persons involved with the subject matter of this Agreement.

(b)              The Borrower may elect to deliver documentation required pursuant to the Closing Checklist or Schedule 5 hereof electronically, and if so delivered, such documentation shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on the Borrower's signature page to this Agreement; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial, third-party website or whether sponsored by the Lender; provided that: (i) the Borrower shall deliver paper copies of such documents to the Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Lender, and (ii) the Borrower shall notify the Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Lender by electronic mail electronic versions (i.e., soft copies) of such documents. The Borrower agrees that in the event that the Borrower would like to update or revise a document previously posted to the Borrower controlled website, the Borrower shall notify the Lender (by facsimile or electronic mail) that such document has been revised and an updated version has been posted.

(c)              The Borrower acknowledges and agrees that (i) there are risks associated with the use of electronic transmission and Borrower controlled websites and that the Lender does not control the method of transmittal, the service providers or the operational or technical issues that could occur; (ii) the Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such electronic transmission of data or the Borrower controlled website, or any operational or technical issues that may occur with the electronic transmission of data or the Borrower controlled website; and (iii) the Borrower will release, hold harmless and indemnify the Lender from any claim, damage or loss, including that arising in whole or part from the Lender's strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data or the Borrower controlled website.

Section 8.17
Forum. Each Party hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Agreement and to the non-exclusive jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any Dispute. Each Party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that such Party may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. The Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the State specified in the governing law section of this Agreement or in which any of the Property is located may be made by certified or registered mail, return receipt requested, directed to the Borrower at its address for notice set forth in this Agreement, or at a subsequent address of which the Lender received actual notice from the Borrower in accordance with the notice section of this Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of the Lender to serve process in any manner permitted by Law or limit the right of the Lender to bring proceedings against the Borrower in any other court or jurisdiction.

Section 8.18
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE DEED OF TRUST, OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

EACH PARTY HERETO HEREBY:

(a)           CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER;

(b)           ACKNOWLEDGES THAT THIS WAIVER AND THE PROVISIONS OF THIS SECTION WERE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS;

(c)           CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY MADE;

(d)           AGREES AND UNDERSTANDS THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH PROCEEDING OR ACTION, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS OR ANY OTHER AGREEMENT, AND FURTHER AGREES THAT SUCH PARTY SHALL NOT SEEK TO CONSOLIDATE ANY SUCH PROCEEDING OR ACTION WITH ANY OTHER PROCEEDING OR ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED;

(e)           AGREES THAT THE BORROWER AND THE LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING OR ACTION AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL; AND

(f)           REPRESENTS AND WARRANTS THAT SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 8.19
USA Patriot Act Notice. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), the Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Lender, provide all documentation and other information that the Lender requests in order to comply with its ongoing obligation under "know your customer" and anti-money laundering rules and regulations, including the Act.

Section 8.20
Entire Agreement. The Loan Documents constitute the entire understanding and agreement between the Borrower and the Lender with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between the Borrower and the Lender with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by the Lender to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other instrument or agreement, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.

[Signatures contained on following pages]

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be executed under seal as of the date first above written.

WITNESS OR ATTEST: /s/	BORROWER: SeD MARYLAND DEVELOPMENT, LLC By /s/ Jeffrey M. Busch (SEAL) Jeffrey M. Busch Manager

STATE OF MARYLAND, COUNTY OF MONTGOMERY, TO WIT:

I HEREBY CERTIFY, that on this 20th day of November, 2015, before me, the undersigned Notary Public of said State, personally appeared Jeffrey M. Busch, who acknowledged himself to be the Manager of SeD Development Management, LLC, a Delaware limited liability company and the Manager of SeD Maryland Development, LLC, a Delaware limited liability company, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained as the duly authorized Manager of said limited liability company by signing the name of the limited liability company by himself as Manager.

WITNESS my hand and Notarial Seal.

/s/ Sarah Fry
Notary Public

My Commission Expires: 5/18/16

[Signatures continued on following page]

WITNESS OR ATTEST: /s/	LENDER: THE BANK OF HAMPTON ROADS By /s/ John S. Pearsall, Jr. (SEAL) John S. Pearsall, Jr. Senior Vice President

COMMONWEALTH OF VIRGINIA, COUNTY OF HENRICO, TO WIT:

I HEREBY CERTIFY, that on this 20 day of November, 2015, before me, the undersigned Notary Public of said State, personally appeared John S. Pearsall, Jr., who acknowledged himself to be a Senior Vice President of The Bank of Hampton Roads, a Virginia banking corporation, personally well known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained as the duly authorized Senior Vice President of said banking corporation by signing the name of the banking corporation by himself as Senior Vice President.

WITNESS my hand and Notarial Seal.

/s/ Karen Smith Whitlock
Notary Public

My Commission Expires: 11-30-18

Schedule 1

Definitions

Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

"Accounts Payable List" means (a) a written summary from the Borrower of all accounts paid or payable for soft costs associated with the applicable draw request identifying each such account and the invoice amount due, and shall be in form and substance acceptable to the Lender, together with (b) a copy of all invoices, paid receipts, statements of accounts and other documentation relating to the matters described in such summary. For purposes of this definition, "soft costs" includes costs and expenses of development other than those attributable to the construction of the physical Improvements, including but not limited to architect's fees, consulting fees, management fees, abatement expenses, legal fees, testing and inspection fees, connection charges, and other similar fees and expenses.

"Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Approved Manager" means the Borrower, an Affiliate of the Borrower or any other reputable and creditworthy property manager, subject to the prior written approval of the Lender, which written approval may be evidenced by e-mail confirmation, not to be unreasonably withheld, with a portfolio of properties comparable to the Property under active management.

"Assignment and Pledge Agreement" means the Assignment and Pledge of Collateral Account of even date herewith executed by the Borrower and the Guarantor for the benefit of the Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Authorized Signer" means each of Chew Sien Lup, Ting Hui Mohamed Osman and Moe Chan, acting alone, or any other representative of the Borrower duly designated and authorized by the Borrower to bind the Borrower with respect to all matters pertaining to the Loan and the Loan Documents, including the submission of draw requests and the selection of interest rates.

"Banking Day" means any day that is not a Saturday, Sunday or banking holiday in the State.

"Borrower" has the meaning set forth in the introductory paragraph of this Agreement.

"Borrower's Deposit Account" means an account established with the Lender pursuant to the terms of Section 4.3.

"Borrower Parties" shall have the meaning ascribed to such term in Section 8.8.

"Budget" means the breakdown of hard costs and soft costs attached hereto as Schedule 3, as the same may be revised from time to time with the written approval of Lender.

"Cash Collateral Account" has the meaning ascribed to such term in Section 4.24 hereof.

"Casualty" means any act or occurrence of any kind or nature that results in damage, loss or destruction to the Property.

SCHEDULE 1-PAGE 1

"CCRC Multifamily Parcel" shall have the meaning ascribed to such term in Schedule 7 hereof.

"Civil Asset Forfeiture Reform Act" means the Civil Asset Forfeiture Reform Act of 2000 (18 U.S.C. Sections 983 et seq.), as amended from time to time, and any successor statute.

"Claim" means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.

"Closing Checklist" means that certain Closing Requirements and Checklist setting forth the conditions for closing the Loan.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" shall have the meaning set forth in Section 3.18.

"Completion Date" shall mean the earlier to occur of (a) the date required for the completion of the Improvements pursuant to the terms of the NVR Contracts, or (b) August 15, 2018. Time shall be of the essence for all purposes hereof.

"Completion of Construction" means, with respect to the Construction of the Improvements or any component thereof, the satisfaction of all of the conditions of Section 4 of Schedule 5.

"Condemnation" means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

"Condemnation Awards" means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

"Construction Commencement Date" shall mean June 1, 2016. Time shall be of the essence for all purposes hereof.

"Construction Contract" means any contract for the Construction of the Improvements between the Borrower and a Contractor, and approved in writing by the Lender, as the same may be amended from time to time with the prior written approval of the Lender.

"Construction Inspector" means a Person appointed or designated by the Lender from time to time to inspect the progress of the Construction of the Improvements and the conformity of construction with the Plans and Specifications, the Budget and the Project Schedule, and to perform such other acts and duties for such other purposes as the Lender may from time to time deem appropriate or as may be required by the terms of this Agreement.

"Construction Inspector Report" means a written report from the Construction Inspector due to the Lender on a specified predetermined day of each month, and/or on a day prior to the disbursement of funds, acceptable to the Lender.

SCHEDULE 1-PAGE 2

"Construction of the Improvements" means the development of the Land and the construction of the Improvements as contemplated by the Plans and Specifications.

"Contractor" means any contractor, laborer or material supplier engaged by the Borrower in connection with the Construction of the Improvements, and its or their successors and permitted assigns.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" or "Controlled" have meanings correlative thereto.

"Controlled Substances Act" means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute.

"Cumulative Loan Advance Limit" means US$26,000,000, exclusive of any advance made by the Lender on or about the date of this Agreement to pay a portion of the acquisition cost of the Land, so long as such advance is fully repaid to the Lender within fifteen (15) days after the date of such advance.

"Deed of Trust" means the Deed of Trust, Assignment and Security Agreement of even date herewith given by the Borrower in favor of the Lender to secure the Obligations, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Default" means an event or circumstance that, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Agreement.

"Deferred Equity" has the meaning ascribed to such term in Schedule 5.

"Dispute" means any controversy, claim or dispute between or among the parties to this Agreement, including any such controversy, claim or dispute arising out of or relating to (a) this Agreement, (b) any other Loan Document, (c) any related agreements or instruments, or (d) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).

"Engineer" means any engineer engaged by the Borrower in connection with the Construction of the Improvements, and its successors and permitted assigns.

"Engineer's Contract" means any contract for engineering services relating to the Construction of the Improvements between the Borrower and an engineer, and reasonably approved in writing by the Lender, as the same may be amended from time to time with the prior written approval of the Lender, which approval shall not be unreasonably withheld.

"Environmental Agreement" means the Environmental Indemnification Agreement of even date herewith executed by the Borrower and the Guarantor in favor of the Lender pertaining to the Property, as the same may from time to time be extended, amended, restated or otherwise modified.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Event of Default" means any event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI.

SCHEDULE 1-PAGE 3

"Expenses" means all reasonable fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by the Lender in making, funding, administering or modifying the Loan, in negotiating or entering into any "workout" of the Loan, or in exercising or enforcing any rights, powers and remedies provided in the Deed of Trust or any of the other Loan Documents, including reasonable attorneys' fees, court costs, receiver's fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.

"Financial Statements" means (i) for each reporting party other than an individual, a balance sheet, income statement, statements of cash flow and amounts and sources of contingent liabilities, a reconciliation of changes in equity and liquidity verification, cash flow projections, real estate schedules providing details on each individual real property in the reporting party's portfolio, including, but not limited to raw land, land under development, construction in process and stabilized properties and unless Lender otherwise consents, consolidated and consolidating statements if the reporting party is a holding company or a parent of a subsidiary entity; and (ii) for each reporting party who is an individual, a balance sheet, statements of cash flow and amounts and sources of contingent liabilities, sources and uses of cash and liquidity verification, cash flow projections, real estate schedules providing details on each individual real property in the reporting party's portfolio, including, but not limited to raw land, land under development, and unless Lender otherwise consents, Financial Statements for each entity owned or jointly owned by the reporting party. For purposes of this definition and any covenant requiring the delivery of Financial Statements, each party for whom Financial Statements are required is a "reporting party" and a specified period to which the required Financial Statements relate is a "reporting period."

"Force Majeure" means strikes, lock-outs, war, civil disturbance, natural disaster, acts of terrorism or acts of God, unusually severe weather or similar occurrences which cause a delay in the Borrower's performance of an Obligation related to the work of construction; provided, however, that (a) the Borrower must give Notice to the Lender within ten (10) days after the occurrence of an event which it believes to constitute Force Majeure, (b) in no event shall Force Majeure extend the time for the performance of an Obligation by more than thirty (30) days, and (c) circumstances that can be remedied or mitigated through the payment of money shall not constitute Force Majeure hereunder to the extent such remedy or mitigation is deemed reasonable by the Lender in its sole discretion.

"Governmental Authority" or "Governmental Authorities" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Guarantor" means SeD Ballenger, LLC, a Delaware limited liability company, and its successors and permitted assigns.

"Guaranty" means the Limited Guaranty Agreement of even date herewith executed by the Guarantor for the benefit of the Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Hedging Agreement" means any agreement, whether or not in writing, relating to any Hedging Transaction, including, unless the context otherwise clearly requires, any agreement or contract that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and CFTC Regulation 1.3(xxx), any form of master agreement (the "Master Agreement") published by the International Swaps and Derivatives Association, Inc., and any other master agreement, entered into prior to the date hereof or any time after the date hereof, between Hedging Counterparty and the Borrower (or its Affiliate), together with any related schedules and confirmations, as the same may be amended, restated, replaced, supplemented, superseded or otherwise modified from time to time in accordance with its terms, relating to or governing any or all of the foregoing.

SCHEDULE 1-PAGE 4

"Hedging Counterparty" means the Lender or an Affiliate of the Lender, in its capacity as counterparty under any Hedging Agreement.

"Hedging Transaction" means any transaction that is a rate swap, basis swap transaction, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, spot or floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, entered into prior to the date hereof or any time after the date hereof between a Hedging Counterparty and the Borrower (or its Affiliate) so long as a writing, such as a Hedging Agreement, evidences the parties' intent that such obligations shall be secured by the Deed of Trust in connection with the Loan.

"Improvements" means all on-site and off-site improvements now or hereafter shown on, or contemplated by, the Plans and Specifications for the development of the Land into the first stage of a residential subdivision to be known as "Ballenger Run" containing two hundred seventy-six (276) single-family building Lots and additional building Parcels, including without limitation, clearing and grading and the installation of, among other things, sediment control, electric lines, communication lines, water and sewer lines, sidewalks, curbs and paved roads.

"Information" shall have the meaning ascribed to such term in Section 8.8.

"Insurance Proceeds" means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to the Property, in each case whether now or hereafter existing or arising.

"Land" means the land described in, and encumbered by, the Deed of Trust.

"Land Development Loan" shall have the meaning ascribed to such term in the Recitals to this Agreement.

"Law(s)" means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

"Lease(s)" means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.

"Letter(s) of Credit" means any letter of credit issued by the Lender for the account of the Borrower or its nominee in connection with the Construction of the Improvements, together with any and all extensions, renewals or modifications thereof, substitutions therefor or replacements thereof.

SCHEDULE 1-PAGE 5

"Letter of Credit Agreement(s)" shall have the meaning ascribed to such term in Schedule 6 hereof.

"Letter of Credit Facility" shall have the meaning ascribed to such term in the Recitals to this Agreement.

"Loan" has the meaning ascribed to such term in the Recitals to this Agreement.

"Loan Amount" means, individually and collectively, the amount of the Land Development Loan in the original principal amount not to exceed at any one time outstanding the sum of US$8,000,000 and the amount of the Letter of Credit Facility in the aggregate stated amount of US$800,000.

"Loan Documents" means this Agreement, the Notes, the Deed of Trust, the Environmental Agreement, the Guaranty, the Assignment and Pledge Agreement, any Hedging Agreement, any Letter of Credit Agreement executed in connection with any Letter of Credit issued by Lender in connection with the Loan, and any and all other documents which the Borrower, the Guarantor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"LOC Note" means the Promissory Note of even date herewith in the principal amount of US$800,000 made by the Borrower to the order of the Lender evidencing the Letter of Credit Facility, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Lot" and "Lots" have the meanings ascribed to such terms in the Recitals to this Agreement.

"MF Multifamily Parcel" shall have the meaning ascribed to such term in Schedule 7 hereof.

"Minimum Cumulative Curtail Amount" has the meaning ascribed to such term in Section 4.25 hereof.

"Net Proceeds" when used with respect to any Condemnation Awards or Insurance Proceeds, means the gross proceeds from any Condemnation or Casualty remaining after payment of all expenses, including attorneys' fees, incurred in the collection of such gross proceeds.

"Notes" means the Revolving Note and the LOC Note, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Notice" means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 8.7 of this Agreement.

"NVR" means NVR, Inc., as the contract purchaser under the NVR Contract, and its successors and permitted assigns.

SCHEDULE 1-PAGE 6

"NVR Contracts" means each and every one of the following: (a) the Lot Purchase Agreement – Ballenger Run – Single Family Attached Villa dated December 10, 2014 executed by and between the Borrower and NVR, as amended by a Restatement and Reinstatement of and First Amendment to Lot Purchase Agreement – Ballenger Run – Single Family Attached Villa dated January 9, 2015, (b) the Lot Purchase Agreement – Ballenger Run – Townhouse dated December 10, 2014 executed by and between the Borrower and NVR, as amended by a Restatement and Reinstatement of and First Amendment to Lot Purchase Agreement – Ballenger Run – Townhouse dated January 9, 2015, (c) the Lot Purchase Agreement – Ballenger Run – Large Single Family Dwelling dated December 10, 2014 executed by and between the Borrower and NVR, as amended by a Restatement and Reinstatement of and First Amendment to Lot Purchase Agreement – Ballenger Run – Large Single Family Dwelling dated January 9, 2015, (d) the Lot Purchase Agreement – Ballenger Run – Neo-Traditional Single Family Dwelling dated December 10, 2014 executed by and between the Borrower and NVR, as amended by a Restatement and Reinstatement of and First Amendment to Lot Purchase Agreement – Ballenger Run – Neo-Traditional Single Family Dwelling dated January 9, 2015, and (e) the Lot Purchase Agreement – Ballenger Run – Small Single Family Dwelling dated December 10, 2014 executed by and between the Borrower and NVR, as amended by a Restatement and Reinstatement of and First Amendment to Lot Purchase Agreement – Ballenger Run – Small Single Family Dwelling dated January 9, 2015, together with all modifications thereof, amendments thereto and substitutions therefor hereafter made with the consent of the Lender.

"Obligations" means all present and future debts, obligations and liabilities of the Borrower to the Lender arising pursuant to, or on account of, the provisions of this Agreement, the Notes or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Notes and/or any one or more of the Letter of Credit Agreements; (b) to pay all interest, fees, costs, charges, expenses, indemnification obligations and all other sums now or hereafter due and payable under or with respect to any and all Hedging Agreements; (c) to pay all Expenses, indemnification payments, fees and other amounts due at any time under the Deed of Trust or any of the other Loan Documents, together with interest thereon as provided in the Deed of Trust or such Loan Document; and (d) to perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, which the Borrower is required to perform, observe or comply with pursuant to the terms of this Agreement, the Deed of Trust or any of the other Loan Documents.

"OFAC" means the U.S. Department of Treasury's Office of Foreign Assets Control.

"Parcel" and "Parcels" have the meanings ascribed to such terms in the Recitals to this Agreement.

"Person" means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

"Plans and Specifications" means any and all plans and specifications prepared in connection with the Construction of the Improvements and reasonably approved in writing by Lender, as the same may from time to time be amended with the prior written approval of the Lender, which approval shall not be unreasonably withheld. A list of the Plans and Specifications in existence as of the date hereof is attached hereto as Schedule 8

"Project Schedule" means the schedule for commencement and completion of the Construction of the Improvements attached hereto as Schedule 4-1, as the same may be revised from time to time with the written approval of the Lender, which approval shall not be unreasonably withheld.

"Property" means the real and personal property conveyed and encumbered by the Deed of Trust.

"Release Conditions" shall have the meaning ascribed to such term in Schedule 7 hereof.

"Release Fee" shall have the meaning ascribed to such term in Schedule 7 hereof.

SCHEDULE 1-PAGE 7

"Rents" means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property or any part thereof, or arising from the use or enjoyment of the Property or any part thereof, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Property or any part thereof.

"Revolving Note" means the Revolving Credit Note of even date herewith in the principal amount of US$8,000,000 made by the Borrower to the order of the Lender evidencing the Land Development Loan, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Sales Shortfall" has the meaning ascribed to such term in Section 4.25 hereof.

"Sanctions" means, collectively, any sanctions administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority.

"State" means the State of Maryland.

"Stored Materials" means building materials or furnishings that have not yet been incorporated into the Improvements.

"Survey" means a map or plat of survey of the Land which conforms with Lender's survey requirements set forth in the Closing Checklist.

"Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any communities facilities or other private district on Borrower or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

"Total Costs" has the meaning ascribed to such term in Schedule 5 hereof.

"UCC" means the Uniform Commercial Code in effect in the State, as from time to time amended or restated.
SCHEDULE 1-PAGE 8

Schedule 2

Form of Draw Request

[BORROWER'S LETTERHEAD]

DRAW REQUEST NO. _________

TO: THE BANK OF HAMPTON ROADS (the "Lender")

LOAN NO.
PROJECT
LOCATION

BORROWER

FOR PERIOD ENDING

In accordance with the Construction Loan Agreement in the amount of US$_____________ dated ______________, between the Borrower and the Lender, the Borrower requests that US$_______________ be advanced from Loan proceeds [, $_________________ be advanced from the Borrower's deposit, US$_______________ be advanced from the Borrower's Upfront Equity, and US$_____________ be advanced from the Borrower's Deferred Equity]. The proceeds should be credited to the account of _______________________________________ Account No. ___________________, at _________________________________________.

1.
CURRENT DRAW REQUEST FOR HARD COSTS
US$_______________

2.
CURRENT DRAW REQUEST FOR SOFT COSTS
US$_______________

3.
TOTAL DRAW REQUEST
US$_______________

AUTHORIZED SIGNER:

____________________________________
Dated: __________________

SCHEDULE 2-PAGE 1

Schedule 3

Budget

SEE ATTACHED

SCHEDULE 3-PAGE 1

Schedule 4

Project Schedule

1.           Project Schedule. The Borrower has delivered to the Lender a Project Schedule which sets forth the anticipated schedule for each phase of the Construction of the Improvements, a copy of which is attached hereto as Schedule 4-1 and made a part hereof. In the opinion of the Borrower, the Project Schedule sets forth, in all material respects, the schedule for each phase of construction required for Completion of Construction.

2.           Commencement. Subject to Force Majeure, the Borrower shall cause Construction of the Improvements to commence no later than the Construction Commencement Date. For the purposes hereof, commencement of Construction of the Improvements shall mean the mobilization by the applicable Contractors of the necessary equipment on the Property to commence grading, and the actual commencement of the grading of the Land.

3.           Completion of Construction of All Improvements. Regardless of the existence or non-existence or occurrence or non-occurrence of any condition of Force Majeure, (a) in no event shall any phase of the Improvements be completed more than ninety (90) days after the date specified for the completion of such phase in the Project Schedule, and (b) in no event shall Completion of Construction of the Improvements occur later than the Completion Date.

SCHEDULE 4-PAGE 1

Schedule 4-1

Project Schedule
Ballenger Run Construction

Project	Number of Lots in Project	Aggregate Number of Lots	Construction Start Date	Substantial Completion Date
1st Group of Lots	112	112	6/1/16 (Construction Commencement Date)	12/31/16
2nd Group of Lots	55	167	3/1/17	12/31/17
3rd Group of Lots	55	222	9/30/17	6/30/18
4th Group of Lots	54	276	3/31/18	90 days before initial loan maturity
Ballenger Creek Pike Offsite Road Improvements	n/a	n/a	6/1/16	90 days before initial loan maturity
Clubhouse Amenity	n/a	n/a	9/30/17	90 days before initial loan maturity

Notes:

●
Lots from any phase can be counted toward to any Lot Group and Aggregate Number of Lots
●
Lots in Group does not refer to specific Lots in the Project but to a combination of Lots within the Project.
Substantial Completions means (a) with respect to any Group of Lots, the completion of all work required by the terms of the NVR Contracts for such Lots and base asphalt paving for all roads serving such Lots is complete; and (b) with respect to the Ballenger Creek Offsite Improvements and the Clubhouse Amenity, 100% completion of such work, except for reasonable punch-list items.

SCHEDULE 4-PAGE 2

Schedule 5

Additional Terms Regarding Advances

The conditions precedent to closing the Loan, recording the Deed of Trust and making the first advance are set forth in the Closing Checklist. Subsequent advances of the Loan shall be subject to the following additional terms and conditions:

1.           Advances Under the Budget. As listed in the Budget: (a) the "Total Costs" are the maximum costs anticipated by the Borrower for each item specified; (b) the "Loan Proceeds" are the maximum amount to be advanced under the Loan; (c) "Upfront Equity" is the amount that the Borrower is required to pay toward the Total Costs prior to the first advance of the Loan; and (d) "Deferred Equity" is an additional amount that the Borrower is required to pay toward the Total Costs as of the date indicated, if any, or prior to the initial advance of any Loan Proceeds in the specified line item in the Budget. Whenever the Borrower is required to pay any items from Upfront Equity or Deferred Equity, the Lender, at its option, may restrict or prohibit advances of the Loan for such items to the extent that Upfront Equity or Deferred Equity is sufficient to pay such amounts. Whenever the Borrower's Upfront Equity or Deferred Equity is on deposit with the Lender, the Lender shall make all advances first from such equity based on the allocations thereof set forth in the Budget. After the exhaustion of Upfront Equity or Deferred Equity allocated to a given line item, the Lender will advance Loan proceeds for that line item pursuant to the Budget.

2.           Additional Items Required for Each Advance. The Lender shall not be obligated to make an advance of Loan proceeds until and unless the following additional items shall have been received and approved by the Lender, as and to the extent required by the Lender, prior to the date of the advance:

(a)           If required by the Lender, a notice of title continuation or an endorsement to the title insurance policy with respect to the Land theretofore delivered to the Lender, showing that since the last preceding advance, there has been no change in the status of title and no other exception not theretofore approved by the Lender, which endorsement shall have the effect of advancing the effective date of the policy to the date of the advance then being made and increasing the coverage of the policy by an amount equal to the advance then being made, if the policy does not by its terms provide automatically for such an increase.

(b)           If required by the Lender, interim acknowledgments of payment and waivers and releases of liens from all Persons who have furnished labor, materials and/or services in the Construction of the Improvements, covering work performed, materials supplied and services rendered through the date of the last preceding advance as required by the Lender.

(c)           If required, soil compaction test reports, bearing capacity test reports and concrete test reports.

(d)           Evidence that the Improvements have not been materially damaged by fire or other Casualty unless the Lender shall have received Insurance Proceeds, or satisfactory assurance that it will receive such proceeds in a timely manner pursuant to the terms of the Deed of Trust, sufficient in the judgment of the Lender to effect a satisfactory restoration and completion of the Improvements in accordance with the terms of the Deed of Trust and this Agreement.

(e)           Evidence that all work requiring inspection by any Governmental Authority having or claiming jurisdiction has been duly inspected and approved by such authority and by any rating or inspection organization, bureau, association or office having or claiming jurisdiction.

SCHEDULE 5-PAGE 1

(f)           Evidence, including the Construction Inspector Report, that all work completed at the time of the application for an advance has been performed in a good and workmanlike manner, that all materials and fixtures usually furnished and installed at that stage of construction have been so furnished and installed, that the Improvements can be completed in accordance with the Project Schedule, and that the balance of the Loan proceeds then held by Lender and available for advance pursuant to the terms of this Agreement, together with other funds which the Lender determines to be available to the Borrower for such purpose, are and will be sufficient to pay the cost of such completion.

(g)           If required by the Lender, payment and performance bonds covering those Contractors or subcontractors designated by the Lender, with companies and in amounts and form satisfactory to the Lender, which bonds shall contain a dual obligee rider indicating the Lender's interest as mortgagee.

3.           Conditions Precedent to All Advances. The Lender shall not be obligated to make an advance of Loan proceeds unless the following additional conditions shall have been satisfied or waived in writing by the Lender as of the date of each advance:

(a)           No lien for the performance of work or supplying of labor, materials or services shall have been filed against the Property and remain unsatisfied or unbonded.

(b)           No condition or situation shall exist at the Property which, in the reasonable determination of the Lender, constitutes a danger to or impairment of the Property or presents a danger or hazard to the public.

(c)           The representations and warranties made in Article III shall be true and correct on and as of the date of the advance with the same effect as if made on such date.

(d)           All terms and conditions of the Loan Documents required to be met as of the date of the applicable advance shall have been met to the reasonable satisfaction of the Lender.

(e)           All terms and conditions of the NVR Contracts (and any contracts of sale executed in replacement thereof) required to be met as of the date of the applicable advance shall have been met to the reasonable satisfaction of the Lender.

(f)           No Default or Event of Default shall have occurred and be continuing.

(g)           The Lender shall have received satisfactory evidence that the Borrower shall have satisfied any equity investment in the Property required to be made by the Borrower prior to the date of such advance.

(h)           The Lender shall have received all due diligence materials it deems necessary with respect to verifying the Borrower's identity and background information in a manner satisfactory to the Lender.

4.           Advances for Hard Costs. (a) The Lender shall make periodic advances for hard costs as construction progresses. Each advance shall be equal to the Borrower's total costs as reflected in the applicable draw request, net of the Borrower's required Deferred Equity and retainage in an amount equal to 10% of the total costs.

(b)           The Lender shall not be obligated to make the initial advance of the proceeds of the Loan for the payment of any hard costs with respect to any aspect or phase of the Construction of the Improvements unless the following additional conditions shall have been satisfied with respect to such aspect or phase of the Construction of the Improvements, to the extent required by Lender:

SCHEDULE 5-PAGE 2

(i)            The Lender shall have received from the Borrower a complete set of the Plans and Specifications with respect to such aspect or phase of the Construction of the Improvements signed and sealed by the Engineer, together with written evidence, in form and substance reasonably satisfactory to the Lender, to the effect that the Plans and Specifications with respect to such work are satisfactory to the Borrower, each Contractor, NVR (to the extent required by the terms of the NVR Contracts), the Construction Inspector and, to the extent required by applicable law or any effective restrictive covenant, have been approved by all Governmental Authorities having or claiming jurisdiction and by the beneficiary of any such restrictive covenant, respectively;

(ii)            The Lender shall have received and approved a fully executed copy of each and every Construction Contract for such aspect or phase of the Construction of the Improvements, which shall be for a fixed price, the Engineer's Contract, as well as any information regarding each Contractor and the Engineer which the Lender has requested;

(iii)           The Lender shall have received and approved the written undertaking of those Contractors and/or subcontractors designated by the Lender, and of the Borrower's Engineer to continue performance on the Lender's behalf without additional costs over the required contract amounts in the event of default by the Borrower under any of the Loan Documents and not to permit nor execute any change order increasing the price of the Improvements or materially altering the scope of the Improvements;

(iv)            The Lender shall have received from the Borrower written evidence, in form and substance reasonably satisfactory to the Lender, from all Governmental Authorities having or claiming jurisdiction to the effect that all building, construction and other permits required in connection with such aspect or phase of the Construction of the Improvements have been validly issued, that all fees and bonds required in connection therewith have been paid in full or posted, as the circumstances may require, and that the project meets subdivision requirements, zoning requirements and all sewer and storm drain requirements;

(v)            The Lender shall have received from the Borrower written evidence, in form and substance reasonably satisfactory to the Lender, from all municipalities and utility companies having or claiming jurisdiction to the effect that all utility services required by the Plans and Specifications or otherwise necessary for such aspect or phase of the Construction of the Improvements and the operation thereof for their intended purpose after completion are available for connection and use at the boundaries of the Land, including, without limitation, telephone service, water supply, storm and sanitary sewer facilities, natural gas and electric facilities;

(vi)            The Lender shall have received and approved a cost breakdown in trade form for the Improvements, and showing, if available, subcontractors and material suppliers;

(vii)            The Lender shall have received and approved a report setting forth the monthly projected advances of the Loan throughout the construction period and a construction progress schedule in form and substance reasonably satisfactory to the Lender, calling for the completion of the Construction of the Improvements by a date no later than the Completion Date;

(viii)            The Lender shall have received and reasonably approved evidence that all Contractors and all major subcontractors carry public liability and property damage insurance and workers' compensation insurance in form, amounts and issued by companies reasonably acceptable to the Lender;

SCHEDULE 5-PAGE 3

(ix)            The Lender shall have received an engineer's certificate or other evidence acceptable in all respects that the Improvements, when constructed, will comply with all legal requirements regarding access and facilities for handicapped or disabled persons, including, without limitation and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C. § 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. § 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. §794) and any applicable state statutes relating to access and facilities for handicapped or disabled persons;

(x)            The Lender shall have received and approved satisfactory evidence that the Borrower shall have satisfied any required equity investment related to the Loan and/or the Property; and

(xi)           The Lender shall have received and approved a pre-construction review report issued by the Construction Inspector with respect to such aspect or phase of the Construction of the Improvements, in form and substance satisfactory to the Lender in all respects, covering the Plans and Specifications, the Budget and all other construction matters.

(xii)          The Lender shall have received and approved such other documents, instruments and materials relating to such aspect or phase of the Construction of the Improvements as the Lender may reasonably require.

(c)           The Lender shall not be obligated to make the final advance of the Loan for hard costs (including the retainage) unless the following additional conditions shall have been satisfied, to the extent required by Lender:

(i)             The Construction Inspector and the Engineer shall have certified to the Lender that construction has been completed in a good and workmanlike manner, in accordance with applicable requirements of all Governmental Authorities and substantially in accordance with the Plans and Specifications;

(ii)            To the extent required by applicable Governmental Authorities for the use of the Improvements, certificates of occupancy or completion and other applicable permits and releases shall have been issued with respect to the Improvements and copies thereof have been furnished to the Lender;

(iii)           The Lender shall have received a satisfactory as-built Survey showing the location of all Improvements;

(iv)           The Lender shall have received a satisfactory final affidavit and full and complete releases of lien from each Contractor and each major subcontractor designated by the Lender with respect to work performed and/or materials supplied in the Construction of the Improvements;

(v)            If requested by the Lender, the Lender shall have received a satisfactory set of as-built plans and specifications for any vertical Improvements;

(vi)           If required by the Lender, the Lender shall have received a satisfactory endorsement to its title insurance policy; and

SCHEDULE 5-PAGE 4

(vii)            All other terms and conditions of this Agreement and the other Loan Documents required to be met as of the date of the final advance of the Loan for hard costs shall have been met to the satisfaction of the Lender.

5.           Advances for Stored Materials. No advances will be made for Stored Materials unless (a) the Borrower has good title to the Stored Materials and has furnished satisfactory evidence of such title to the Lender, to the extent required by the Lender, (b) the Stored Materials are components in a form ready for incorporation into the Improvements and will be so incorporated within a period of forty-five (45) days from the date of the advance for the Stored Materials, (c) the Stored Materials are in the Borrower's possession and are satisfactorily stored on the Land or at such other location as the Lender may approve, in each case with adequate safeguards to prevent commingling with materials for other projects, (d) the Stored Materials are protected and insured against loss, theft and damage in a manner and amount satisfactory to the Lender, (e) the Stored Materials have been paid for in full or will be paid for in full from the funds to be advanced, (f) the Lender has or will have upon the payment for the Stored Materials from the advanced funds a perfected, first priority security interest in the Stored Materials, (g) all lien rights and claims of the supplier have been released or will be released upon payment with the advanced funds, and (h) following the advance for the Stored Materials, the aggregate amount of advances for Stored Materials will not exceed US$100,000.

6.           Advances for Soft Costs. The Lender shall make periodic advances for soft costs, each in the amount requested in the applicable draw request, without retainage. The Borrower shall be required to submit to the Lender, an Accounts Payable List for any advances for soft costs.

7.           Advances for Interest. To the extent that sufficient sums remain available under the interest reserve line item in the Budget, and no Default or Event of Default shall then exist hereunder, the Lender shall make periodic advances to pay interest as and when it becomes due. The Borrower hereby irrevocably authorizes the Lender to make any interest payment on the Borrower's behalf by debiting the interest reserve in the amount of the payment and applying the debited amount to accrued and unpaid interest on the Loan.

8.           Account for Funding Advances. Subject to the Lender's right to advance Loan proceeds as provided in this Agreement, the Lender may make advances into the Borrower's checking account maintained with the Lender. The Borrower hereby irrevocably authorizes the Lender to deposit any advance to the credit of the Borrower in that account, by wire transfer or other deposit. The Borrower further irrevocably authorizes the Lender to pay and reimburse itself for any Expenses incurred by the Lender by debit to such account. This account shall be used solely for the payment of costs and other purposes associated with the Construction of the Improvements, the Property and/or the Loan, and shall not be used for any other purpose.

9.           Advances for Developer's Fees and Overhead. Upon the satisfaction by the Borrower of its required Upfront Equity and the other conditions precedent to the Lender's initial advance under the Loan for hard costs, and provided that no Default or Event of Default shall then exist under any of the Loan Documents, the Lender agrees that that portion of the Loan proceeds allocated for the payment of developer's fees and/or developer's overhead shall be available for requisition by the Borrower on a percentage of completion basis as the Construction of the Improvements progresses.

SCHEDULE 5-PAGE 5

Schedule 6

Letters of Credit

1.            Letter of Credit Availability. The proceeds of the Letter of Credit Facility shall be allocated by the Lender exclusively for the issuance of one or more Letters of Credit as collateral security for the performance of certain obligations of the Borrower in connection with the Construction of the Improvements. With respect to such Letters of Credit and the Letter of Credit Facility, the following additional terms and conditions shall apply. Each Letter of Credit shall be in form and substance satisfactory to the Lender in all respects, including without limitation, the amount and expiration date thereof. In no event shall the term of any Letter of Credit issued hereunder exceed two (2) years from the date of issuance; provided, however, that to the extent required by the beneficiary thereof, and as agreed to by the Lender, the term of the Letters of Credit may be renewable for successive periods of one (1) year on the condition that the Lender shall have the right to terminate the same on not more than sixty (60) days written notice prior to any anniversary. At the time of the issuance of each Letter of Credit, the Borrower and, to the extent deemed necessary by the Lender, the Guarantor shall execute in favor of the Lender an Application and Agreement for Standby Letter of Credit on the Lender's then standard form (collectively, the "Letter of Credit Agreements") and deliver to the Lender for its review and approval such other information and material in connection therewith as may be reasonably requested by the Lender. The Borrower shall pay to the Lender (a) upon the issuance of each Letter of Credit and thereafter annually while such Letter of Credit remains outstanding, a per annum letter of credit fee for each Letter of Credit in an amount equal to one and one-half percent (1-1/2%) of the stated amount of each such Letter of Credit, but in no event less than US$300.00, (b) upon the issuance of each such Letter of Credit, an upfront letter of credit documentation fee in the amount of US$250.00, (c) in the event of any amendment of a Letter of Credit, an amendment fee in the amount of US$250.00, and (d) in the event of a draw under any such Letter of Credit, the customary fee of the Lender charged at such time as a result of the occurrence of the same. At the time of the maturity of the Loan (whether by acceleration or otherwise), the Borrower shall be obligated to fully collateralize any Letters of Credit then outstanding by pledging to the Lender unencumbered liquid assets approved by the Lender or by providing such other collateral as may be reasonably acceptable to the Lender.

2.            Right to Advance; Security. With respect to the Letters of Credit, the Lender, in the exercise of its sole and absolute discretion from time to time, shall be entitled to, without notice to or demand of the Borrower, at any time and without the need for further approval of the Borrower, make advances under the Letter of Credit Facility to the Borrower or directly to beneficiaries or other persons making claims with respect to the Letters of Credit to cover or to secure all or any part of the liabilities under such Letters of Credit. Without in any way limiting the force and effect of any provision hereof or of any of the Loan Documents, the Borrower acknowledges and agrees that the obligations under the Letter of Credit Agreements shall be advanced under the terms of the LOC Note and shall be secured by the Deed of Trust.

3.            Funding Upon Default. So long as there shall exist an uncured Default or Event of Default hereunder or under any of the other Loan Documents or upon the payment or prepayment of the Loan in full, the Lender may, at its option, advance from the Letter of Credit Facility an amount equal to the then potential unfunded obligations of the Lender under the Letters of Credit, so that such sums shall be available for the payment of any subsequent drafts made under such Letters of Credit by the beneficiaries thereof. The proceeds of any advance made pursuant hereto shall be advanced under the terms of the LOC Note and shall be deposited by the Lender in a deposit account maintained at the Lender which shall be pledged to the Lender as collateral for the Loan in accordance with the terms of an assignment and pledge of deposit account in form and substance satisfactory to the Lender in all respects.

4.            Return of Letters of Credit. Immediately upon the expiration of any Letter of Credit pursuant to its terms or the satisfaction of all conditions precedent to the right of the Borrower to obtain the return of any Letter of Credit from the beneficiary thereof, the Borrower shall retrieve such original Letter of Credit and return the same or cause it to be returned to the Lender.

5.            Action by Lender. The Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact, during the continuance of any Event of Default, to execute, acknowledge and deliver such documents, instruments and certificates, and to take such other actions, in the name and on behalf of the Borrower and at the sole cost and expense of the Borrower, as the Lender, in its sole discretion, deems necessary, desirable or appropriate to effectuate the provisions of this Schedule 6.

SCHEDULE 6-PAGE 1

Schedule 7

Partial Release Provisions

1.           Partial Releases Generally. The Lender hereby acknowledges and agrees that the Borrower intends to subdivide portions of the Property into separate residential building Lots and other Parcels of land and to convey such Lots and Parcels to third-parties (including NVR). Thus, notwithstanding anything contained herein or in any of the other Loan Documents to the contrary, but except as otherwise expressly provided in Section 2 below of this Schedule 7, upon the achievement of each of the Release Conditions (as hereinafter defined), as determined by the Lender in its sole, but reasonable discretion, the Borrower shall have the right to obtain a release of individual Lots and Parcels from the lien of the Deed of Trust in connection with a conveyance of the same to NVR pursuant to the terms of the NVR Contracts or to another third-party purchaser under a contract of sale approved by the Lender. The satisfaction of each and every one of the following conditions (hereinafter referred to as the "Release Conditions") shall be a condition precedent to the right of the Borrower to obtain a release of a Lot or Parcel from the lien and effect of the Deed of Trust:

(a)            The Lender shall have previously received and approved, which approval shall not be unreasonably withheld or delayed, a legal and valid subdivision plat covering that portion of the Property in which the Lot or Parcel proposed to be released shall be located, approved (to the extent necessary) by all required Governmental Authorities, which shall confirm (i) that the Lot or Parcel which is proposed to be released is a separate and distinct lot or parcel of property, and (ii) that the balance of the Property remaining subject to the lien of the Deed of Trust conforms in all respects with all required zoning and building codes, rules and regulations, with adequate means of ingress and egress from a public roadway, together with such cross easement agreements as may be deemed reasonably necessary by the Lender;

(b)            Unless such Lot or Parcel is being conveyed pursuant to the terms of the NVR Contracts, the Lender shall have previously received and approved, which approval shall not be unreasonably withheld or delayed, a fully executed contract of sale covering the Lot or Parcel proposed to be released, which shall provide for a purchase price acceptable to the Lender in all respects and which shall provide sufficient sums for the payment of the Release Fee required pursuant to the terms hereof;

(c)            At the time of the request by the Borrower for a release of such Lot or Parcel from the lien of the Deed of Trust, there shall not exist any Event of Default hereunder or under any of the other Loan Documents, nor any condition or state of facts which after notice and/or lapse of time would constitute an Event of Default hereunder or under any of the other Loan Documents;

(d)            At the time of the release of such Lot or Parcel from the lien of the Deed of Trust, the Borrower shall have paid to Lender a release fee (a "Release Fee") in an amount equal to the greater of (i) 95% of the net proceeds received by the Borrower from the sale of such Lot or Parcel pursuant to the terms of the NVR Contracts or other applicable contract of sale approved by the Lender after the payment of all reasonable and necessary third-party closing costs and expenses approved by the Lender, and (ii) 100% of the minimum amount required for the release of such Lot or Parcel pursuant to the schedule attached hereto as Schedule 7-1 and made a part hereof, which Release Fee shall be applied by the Lender to the payment of the Obligations in such order or manner as the Lender may require; provided, however, that in the event that there shall remain outstanding any Letters of Credit issued by the Lender under the Loan at the time that the Obligations shall be repaid in full, or in the event that at the time of such release the Construction of the Improvements shall not have been completed or there shall remain any costs related thereto which have not yet been paid, such Release Fee may then be deposited by the Lender into a deposit account maintained by the Lender and pledged to the Lender as additional collateral for the Loan pursuant to the terms of an assignment and pledge of deposit account in form and substance satisfactory to the Lender in all respects; and

SCHEDULE 7-PAGE 1

(e)            The Borrower shall have paid all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with such release, including, without limitation, legal fees and all recording costs.

2.           Conveyance of CCRC Multifamily Parcel and MF Multifamily Parcel to Related Entities. Notwithstanding anything contained in Section 1 of this Schedule 7 to the contrary, the Lender acknowledges and agrees that that portion of the Property located adjacent to Ballenger Creek Pike containing approximately 6 acres of land and intended for the development of 200 age-restricted rental units (such Parcel being hereinafter referred to as the "CCRC Multifamily Parcel") and that portion of the Property located adjacent to Ballenger Creek Pike containing approximately 11 acres of land and intended for the development of 210 multi-family rental units (such Parcel being hereinafter referred to as the "MF Multifamily Parcel") may be sold and/or conveyed to Persons related to or affiliated with the Borrower and/or Mr. Heng Fai Chan. Thus, notwithstanding anything contained herein or in any of the other Loan Documents to the contrary, upon the achievement of each of the Release Conditions set forth below, as determined by the Lender in its sole, but reasonable discretion, the Borrower shall have the right to obtain a release of the CCRC Multifamily Parcel and/or the MF Multifamily Parcel from the lien of the Deed of Trust in connection with a conveyance of the same to a Person related to or affiliated with the Borrower and/or Mr. Heng Fai Chan:

(a)            The Lender shall have previously received and approved, which approval shall not be unreasonably withheld or delayed, a legal and valid subdivision plat covering that portion of the Property in which the CCRC Multifamily Parcel and/or the MF Multifamily Parcel, as the case may be, shall be located, approved (to the extent necessary) by all required Governmental Authorities, which shall confirm (i) that the Parcel which is proposed to be released is a separate and distinct lot or parcel of property, and (ii) that the balance of the Property remaining subject to the lien of the Deed of Trust conforms in all respects with all required zoning and building codes, rules and regulations, with adequate means of ingress and egress from a public roadway, together with such cross easement agreements as may be deemed reasonably necessary by the Lender;

(b)            The Lender shall have previously received and approved, which approval shall not be unreasonably withheld or delayed, a fully executed contract of sale or other conveyance agreement covering the Parcel proposed to be released, which shall provide for a purchase price acceptable to the Lender in all respects and which shall provide sufficient sums for the payment of the Release Fee required pursuant to the terms hereof;

(c)            At the time of the request by the Borrower for a release of such Parcel from the lien of the Deed of Trust, there shall not exist any Event of Default hereunder or under any of the other Loan Documents, nor any condition or state of facts which after notice and/or lapse of time would constitute an Event of Default hereunder or under any of the other Loan Documents;

SCHEDULE 7-PAGE 2

(d)            At the time of the release of such Parcel from the lien of the Deed of Trust, the Borrower shall have paid to Lender a release fee (a "Release Fee") in an amount equal to the greater of (i) 95% of the net proceeds received by the Borrower from the sale of such Parcel pursuant to the terms of the applicable contract of sale or other conveyance agreement approved by the Lender after the payment of all reasonable and necessary third-party closing costs and expenses approved by the Lender, and (ii) $4,738,125, if the Parcel to be released is the MF Multifamily Parcel, or $1,214,330 if the Parcel to be released is the CCRC Multifamily Parcel, which Release Fee shall be applied by the Lender to the payment of the Obligations in such order or manner as the Lender may require; provided, however, that in the event that there shall remain outstanding any Letters of Credit issued by the Lender under the Loan at the time that the Obligations shall be repaid in full, or in the event that at the time of such release the Construction of the Improvements shall not have been completed or there shall remain any costs related thereto which have not yet been paid, such Release Fee may then be deposited by the Lender into a deposit account maintained by the Lender and pledged to the Lender as additional collateral for the Loan pursuant to the terms of an assignment and pledge of deposit account in form and substance satisfactory to the Lender in all respects; and

(e)            The Borrower shall have paid all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with such release, including, without limitation, legal fees and all recording costs.

3.            Release of Roadways, Public Parks, School Site and Other Common Areas. In addition, provided that no Event of Default shall then exist hereunder or under any of the other Loan Documents, the Lender agrees to release from the lien of the Deed of Trust any areas within the Property designated for use as public roadways, public parks, a school or as "common areas" for no additional consideration at the time that such areas are properly conveyed to the appropriate Governmental Authority or to the appropriate owners association established for such purpose, so long as the Lender shall have theretofore reviewed and approved (which approval shall not be unreasonably withheld or delayed) (a) the final recorded subdivision plat or plats approved by all appropriate Governmental Authorities pursuant to which such public roadways or other areas shall have been formally established, as may be required, (b) if applicable, all documents and agreements establishing the owners' association to which such areas shall be conveyed, and (c) the deed and all other documents pursuant to which such areas shall be conveyed; all of which must be reasonably acceptable in all respects to the Lender.

4.            Effect of Partial Releases. Any release by the Lender of any part of the Property from the lien of the Deed of Trust shall not, in any manner, affect or impair the lien or priority of the Deed of Trust as to the remainder of the Property.

5.            Payment of Additional Charges. In addition to any other charges payable by the Borrower pursuant to the terms hereof, of the Deed of Trust or of any of the other Loan Documents, the Borrower agrees, to the extent not prohibited by Law, to pay all governmental charges, and all of the Lender's fees and expenses, for any full or partial release of the Deed of Trust and any other security interests and liens securing the Loan, which charges, fees and expenses shall be payable at the time of such release.

SCHEDULE 7-PAGE 3

Schedule 7-1

Minimum Release Fee Schedule

Developed Lots	Per Lot	# Lots
SFD Large	$146,875	38
SFD Small	$135,024	41
SFD NEO	$96,082	33
SFA 28' Villa	$99,045	56
SFA 20' TH (End Units)	$88,464	34
SFA 16' TH (Interior Units)	$74,017	74

Undeveloped Land Parcels	Per Parcel	# Acres
MF Land	$4,688,250	11+
CCRC Land	$2,500,400	6+
Future Phase Land (2D & 3)	$2,050,686	TBD

SCHEDULE 7-PAGE 4

Schedule 8

List of Plans and Specifications

Ballenger Run
As of November 19, 2015

1.
Ballenger Run Phase II Execution Plan, Combined Preliminary/Site Plan by Harris, Smariga & Associates, Inc. dated July 2014, sheets 1 through 25. This plan includes all phases of Ballenger Run.

2.
Ballenger Run Sediment Controls and Stormwater Management Plans by PHR&A dated 11/1/12, sheets 1 - 18. Plans will be reapproved as is in November 2015. This covers all stormwater management for Phases 1, 2A, 2B, 2C and 2D.

3.
Improvement Plan for Ballenger Run Phase I by Harris, Smariga Associates, Inc. dated May 2015, sheets 1 – 61. Currently in review by County. Improvement plans for Phases 2A, 2B and 2C will be drafted and approved in the future.

4.
Hold down grading plan by Harris, Smariga & Associates, Inc. undated, 1 sheet. This plan has been approved by Borrower and NVR and doesn’t require any governmental approvals. It covers only Phase I. Hold down plans for future phases will be completed with Improvement Plans for future phases.

5.
SWM Concept, SWM Development, Improvement Plan for Ballenger Creek Pike Phases 1 and 2 prepared by Harris, Smariga & Associates, Inc. and dated August 2015, sheets 1 through 17. Plans for Ballenger Creek Pike Phases 3 and 4 will be drafted and submitted for approval after Phases 1 and 2 are approved.

6.
Illustrative Aerial Plan for Ballenger Run prepared by Harris, Smariga & Associates, Inc., dated July 13, 2015.

SCHEDULE 8-PAGE 1